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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RAMBUS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 26, 2012

To our stockholders:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Rambus Inc. The Annual Meeting will be held on:

Date:	Thursday, April 26, 2012
Time:	9:00 a.m., local time
Place:	Santa Clara Marriott 2700 Mission College Boulevard Santa Clara, California 95054

        The following matters will be voted on at the Annual Meeting:

  1.
  Election of four Class I directors;

  2.
  Advisory vote to approve named executive officer compensation;

  3.
  Approval of amending our 2006 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan by 6,500,000 shares;

  4.
  Approval of amending our 2006 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under such plan by 1,500,000 shares;

  5.
  Approval of a one-time exchange with respect to certain stock options held by our current employees;

  6.
  Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

  7.
  Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

        We are not aware of any other business to come before the meeting.

        These items of business are more fully described in the Proxy Statement which accompanies this Notice of Annual Meeting.

        Only stockholders of record as of March 1, 2012, may vote at the Annual Meeting. Whether or not you plan to attend the meeting, please vote at www.proxyvote.com, call 1-800-690-6903 or complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read this Proxy Statement carefully. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors
Thomas R. Lavelle
Sr. Vice President, General Counsel and Secretary
Sunnyvale, California March , 2012

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AT
WWW.PROXYVOTE.COM, CALL 1-800-690-6903, OR COMPLETE, SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

RAMBUS INC.
PROXY STATEMENT
FOR
2012 ANNUAL MEETING OF STOCKHOLDERS

i

ii

RAMBUS INC.
PROXY STATEMENT
FOR
2012 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

        The enclosed proxy is solicited on behalf of the Board of Directors of Rambus Inc. ("Rambus" or "we," "us" or the "Company") for use at our 2012 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 26, 2012 at 9:00 a.m. local time, and at any postponement or adjournment of the meeting. The purpose of the Annual Meeting is described in the accompanying Notice of Annual Meeting of Stockholders.

        The Annual Meeting will be held at the Santa Clara Marriott located at 2700 Mission College Boulevard, Santa Clara, California 95054.

        Our principal executive offices are located at 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089; our telephone number is (408) 462-8000; and our internet address is www.rambus.com.

        These proxy solicitation materials and the enclosed Annual Report for the fiscal year ended December 31, 2011, including our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Form 10-K") were first mailed on or about March     , 2012, to all stockholders entitled to vote at the meeting.

GENERAL INFORMATION ABOUT THE MEETING

Who May Attend	You may attend the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner as described below, as of the close of business on March 1, 2012 (the "Record Date").
Stockholders of Record

If your shares are registered directly in your name, then you are considered to be the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. To attend the meeting as a stockholder of record, please bring proper identification.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered to be the stockholder of record with respect to those shares. To attend the meeting as a beneficial owner, please bring proper identification and a statement from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares as of the Record Date.

Who May Vote

You may vote at the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner, as of the close of business on the Record Date. As of that date, we had a total of 110,402,025 shares of common stock outstanding, which were held of record by approximately 689 stockholders. You are entitled to one vote for each share of our common stock that you own.

As of the Record Date, we had no shares of preferred stock outstanding.
Voting Your Proxy	Stockholders of Record
If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by:
• voting via the internet at www.proxyvote.com; • voting by telephone at 1-800-690-6903; or • signing, dating and mailing the proxy card in the postage-paid envelope that we have provided.

Even if you vote your shares by proxy, you may also choose to attend the meeting and vote your shares in person. If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted "FOR" all of the proposals described herein.

Beneficial Owners

If you are the beneficial owner of shares held in street name, you have the right to direct your broker how to vote. Your broker or nominee has enclosed with these materials or provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

You are invited to attend the meeting and vote your shares in person at the meeting. However, since you are not the stockholder of record, you must obtain and bring with you to the meeting a "legal proxy" from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares at the meeting.

Discretionary Voting Power; Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have subsequently revoked your proxy.

Changing Your Vote	Stockholders of Record
If you would like to change your vote you can do so in the following ways:

•

deliver written notice of your revocation to our corporate Secretary prior to the Annual Meeting;

•

deliver a properly executed, later dated proxy prior to the Annual Meeting; or

•

attend the Annual Meeting and vote in person.

Please note that your attendance at the meeting in and of itself is not enough to revoke your proxy.
Beneficial Owners

If you instructed a broker or nominee to vote your shares following the directions originally included with these materials or provided to you, you can change your vote only by following your broker or nominee's directions for doing so. You can only change your vote at the Annual Meeting if you have obtained a "legal proxy" from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares at the meeting.

Cost of this Proxy Solicitation

We will bear the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies in person or by telephone. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We have also hired Morrow & Co., LLC to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Morrow & Co., LLC a fee of up to approximately $8,500 for its services, and we will reimburse certain out-of-pocket expenses.

Meeting Quorum	The Annual Meeting will be held if a majority of our outstanding shares of common stock entitled to vote at the meeting are represented in person or by proxy.

Our Voting Recommendations	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the directions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•

"FOR" the election of J. Thomas Bentley, Sunlin Chou, Ph.D., Harold Hughes and Abraham D. Sofaer as Class I directors;

•

"FOR" the approval of named executive officer compensation, as disclosed in this Proxy Statement;

•

"FOR" the amendment to our 2006 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan by 6,500,000 shares;

•

"FOR" the amendment to our 2006 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under such plan by 1,500,000 shares;

•

"FOR" the approval of a one-time stock option exchange program; and

•

"FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Abstentions, Withheld, and Broker Non-Votes	We treat shares that are voted "WITHHELD" or "ABSTAIN" in person or by proxy as being:

•

present for purposes of determining whether or not a quorum is present at the Annual Meeting; and

•

entitled to vote on a particular subject matter at the Annual Meeting.

In the election of directors, any vote you make that is a "WITHHELD" or "ABSTAIN" for any nominee will not impact the election of that nominee. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted.

For the other proposals, a "WITHHELD" or "ABSTAIN" vote is the same as voting against the proposal.

If you hold your common stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a "broker non-vote") unless you have given the broker voting instructions. Thus, if you hold your common stock through a broker, it is critical that you cast your vote if you want it to count. If you hold your common stock through a broker and you do not instruct your broker how to vote on Proposals One, Two, Three, Four and Five, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposal(s). Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but do not count for or against any particular proposal.

Your broker will continue to have discretion to vote any uninstructed shares on Proposal Six, the Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm.
Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future annual meeting only if they comply with the requirements of our bylaws and the proxy rules established by the Securities and Exchange Commission ("SEC").

Stockholder proposals, including nominations for the election of directors, which are intended to be presented by such stockholders at our 2013 Annual Meeting of Stockholders must be received by us no later than November 18, 2012 to be considered for inclusion in the proxy statement and proxy card relating to that meeting.

In addition to the SEC rules, our bylaws establish an advance notice procedure for proposals that a stockholder wants to have included in our proxy statement relating to a meeting or to have brought before the meeting. Generally for these proposals, including the nomination of a person for director, a stockholder must provide written notice to our corporate Secretary at least 90 days in advance of the meeting. However, in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Moreover, your notice must contain specific information concerning the matters to be brought before the meeting. We urge you to read our bylaws in full in order to understand the requirements of bringing a proposal or nomination.

A copy of the full text of the bylaw provision relating to our advance notice procedure may be obtained by writing to our corporate Secretary or by accessing a copy of our bylaws, which are publicly available at http://www.sec.gov. All notices of proposals by stockholders, whether or not included in proxy materials, should be sent to Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, Attention: Secretary.

Communication With the Board of Directors

Our Board of Directors may be contacted by writing to them via regular mail at Board of Directors, Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters you may do so anonymously by using this mailing address and designating the communication as "confidential."

Our process for handling communications to our Board of Directors is as follows:

Any stockholder communications that our Board of Directors receives will first go to our Secretary/General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked "confidential," our Secretary/General Counsel will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that our Secretary/General Counsel maintains with respect to all stockholder communications.

Our Secretary/General Counsel will then forward the original stockholder communication along with the memo to the member(s) of our Board of Directors (or committee chair if the communication is addressed to a committee) for review.

Any stockholder communication marked "confidential" will be logged by our Secretary/General Counsel as "received" but will not be reviewed, opened or otherwise held by our Secretary/General Counsel. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our Secretary/General Counsel.

Annual Meeting Attendance

Members of our Board of Directors are invited but not required to attend the Annual Meeting of Stockholders. The 2011 Annual Meeting of Stockholders was attended by the following members of our Board of Directors: Ms. Herscher and Messrs. Chou, Dunlevie, Hughes, Shrigley, Sofaer and Stang.

"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, Attention: Secretary, or ir@rambus.com, or place a collect call to the Company, at (408) 462-8000, and direct the call to the Investor Relations Department.

Delivery of Proxy Materials

To receive current and future proxy materials, such as annual reports, proxy statements and proxy cards, in either paper or electronic form, please contact Investor Relations at ir@rambus.com or http://investor.rambus.com, or place a collect call to the Company, at (408) 462-8000, and direct the call to the Investor Relations Department.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2012

The Notice and Proxy Statement, Annual Report to Shareholders and 10-K Combo
document are available at www.proxyvote.com.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        Our Board of Directors is currently composed of eight members who are divided into two classes with overlapping two-year terms. As of the date of this proxy statement, we have four Class I directors and four Class II directors, as noted under "Nominees" below. At each annual meeting of stockholders, a class of directors is elected for a term of two years to succeed those directors whose terms expire on the annual meeting date. A director serves in office until his or her respective successor is duly elected and qualified or until his or her death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of an equal number of directors. Any vacancy occurring mid-term will be filled by a person selected by a majority of the other current members of the Board of Directors. There is no family relationship between any of our directors.

Nominees	Four Class I directors are to be elected at the Annual Meeting for a two-year term ending in 2014. Based upon the recommendation of our Corporate Governance/Nominating Committee, our Board has nominated: J. Thomas Bentley, Sunlin Chou, Ph.D., Harold Hughes and Abraham D. Sofaer for election as Class I directors.

If any of J. Thomas Bentley, Sunlin Chou, Ph.D., Harold Hughes or Abraham D. Sofaer is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors.

Mr. Bentley was previously a Class II director. Due to the departure of two directors in 2011, Mr. Bentley and the Board of Directors have decided that effective the date of the filing of this proxy statement, Mr. Bentley will become a Class I director and will stand for reelection at the Annual Meeting.

Vote Required

The Company's bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. The Board of Directors, after taking into consideration the recommendation of the Corporate Governance and Nominating Committee of the Board, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election. There are no cumulative voting rights in the election of directors. Stockholders as of the Record Date may vote their shares for or against some, all or none of the Class I nominees.

Information About Nominees and Other Directors

The members of our Board of Directors have deep executive and board leadership experience derived from their respective tenures as executives and directors of technology companies of various sizes. The following table contains information regarding the Class I nominees and other directors as of March 1, 2012. This information includes the specific experience, qualifications, attributes and skills that led to the Board of Directors' conclusion that the person should serve as a director.

 Nominees for Class I Directors

Name	Age	Principal Occupation and Business Experience
J. Thomas Bentley	62	Mr. Bentley has served as a director since March 2005, and has served as Chairperson of the Board since June 2011. He served as a managing director at SVB Alliant (formerly Alliant Partners), a mergers and acquisitions firm, since he co-founded the firm in 1990 until October 2005. Mr. Bentley holds a B.A. in Economics from Vanderbilt University and an M.S. in Management from the Massachusetts Institute of Technology. Mr. Bentley currently serves on the board of Nanometrics, Inc. and various private companies and non-profit institutions.

Mr. Bentley's financial expertise and years of business and leadership experience, including fifteen years as a co-founder of a financial advisory firm, allow him to provide strategic guidance to us and led the Board of Directors to conclude that he should serve as a director. In addition, our Board of Directors' determination that Mr. Bentley is the Audit Committee "financial expert" lends further support to his financial acumen and qualifications for serving on our Board of Directors.

Sunlin Chou, Ph.D.	65

Dr. Chou was appointed to the Board of Directors in March 2006. Dr. Chou served for 34 years at Intel Corporation, before retiring in 2005 as a senior vice president. He was co-general manager of the Technology and Manufacturing Group from 1998 to 2005. Dr. Chou holds a B.S., M.S. and E.E. in Electrical Engineering from Massachusetts Institute of Technology and received a Ph.D. in Electrical Engineering from Stanford University. Dr. Chou serves on the board of several non-profit institutions.

During his career, Dr. Chou organized and led research and development teams to innovate rapidly and continuously in order to maintain technological leadership. Dr. Chou's understanding of the technical, organizational and strategic business aspects of the semiconductor integrated circuit industry led the Board of Directors to conclude that he should serve as a director.

Harold Hughes	66

Mr. Hughes has served as our chief executive officer and president since January 2005 and as a director since June 2003. He served as a United States Army Officer from 1969 to 1972 before starting his private sector career at Intel Corporation. Mr. Hughes held a variety of positions within Intel Corporation from 1974 to 1997, including treasurer, vice president of Intel Capital, chief financial officer, and vice president of Planning and Logistics. Following his tenure at Intel, Mr. Hughes was the chairman and chief executive officer of Pandesic, LLC. He holds a B.A. from the University of Wisconsin and an M.B.A. from the University of Michigan. In the past five years, he has served as a director of Berkeley Technology, Ltd. and a private company.

Name	Age	Principal Occupation and Business Experience

Mr. Hughes' seven-year tenure as our Chief Executive Officer, his prior leadership experience at Intel Corporation and his ability to provide deep and valuable operational and strategic insight to the Board of Directors led the Board of Directors to conclude that he should serve as a director. The Company has begun a search for a successor to Mr. Hughes who is planning to retire from his current position; however, Mr. Hughes will continue in his position as chief executive officer until a successor is named.

Abraham D. Sofaer	73

Mr. Sofaer has served as a director since May 2005. He has been the George P. Shultz Distinguished Scholar and Senior Fellow at the Hoover Institution at Stanford University since 1994. Mr. Sofaer has a long and distinguished career in the legal profession. Prior to assuming his current roles, he served in private practice as a partner at Hughes, Hubbard & Reed in Washington, D.C. and as the chief legal adviser to the U.S. Department of State. From 1979 to 1985, Mr. Sofaer served as a U.S. District Judge for the Southern District of New York. He was a professor at the Columbia University School of Law from 1969 to 1979, and from 1967 to 1969 was an Assistant U.S. Attorney in the Southern District of New York. Mr. Sofaer graduated magna cum laude with a B.A. in History from Yeshiva College and received his law degree from the New York University School of Law where he was editor-in-chief of the NYU Law Review. He clerked for Hon. J. Skelly Wright on the U.S. Court of Appeals for the District of Columbia Circuit and for Justice William J. Brennan, Jr. on the U.S. Supreme Court. In the past five years, Mr. Sofaer has served as a director of Gen-Probe, Inc. and several private companies and non-profit institutions.

Mr. Sofaer's extensive and varied experience in legal affairs allows him to assist us with the complex legal challenges we face and led the Board of Directors to conclude that he should serve as a director. He has brought a unique legal and strategic perspective to us and rendered specific contributions by serving on the Special Litigation Committee that helped us deal with the options backdating matter, and by leading the settlement negotiation of the shareholder action stemming from the same affair. Until the appointment of our present General Counsel, he served as the Chair of the Committee on Legal Affairs, which helped formulate policy and strategy in defense of legal challenges. In addition, his experience in government and public policy has enabled him to serve as a valuable member of our Audit Committee and Corporate Governance/Nominating Committee.

        The Board unanimously recommends that you vote "FOR" the election to the Board of Directors of each of the nominees proposed above.

Incumbent Class II Directors Whose Terms Expire in 2013

Name	Age	Principal Occupation and Business Experience
P. Michael Farmwald, Ph.D.	57	Dr. Farmwald has served as a director since our founding in March 1990 and has served as senior technical advisor since October 2006. In his role as senior technical advisory, Dr. Farmwald provides certain limited advisory services, but has little or no operating involvement with the day-to-day activities of the Company. In addition, he served as vice president and chief scientist from March 1990 to November 1993. Dr. Farmwald founded Skymoon Ventures, a venture capital firm, in 2000. In addition, Dr. Farmwald has co-founded other semiconductor companies, including Matrix Semiconductor, Inc. in 1997. Dr. Farmwald holds a B.S. in Mathematics from Purdue University and a Ph.D. in Computer Science from Stanford University.

Dr. Farmwald's status as one of our founders and an inventor of the Farmwald/Horowitz patents, his twenty-year tenure on our Board of Directors and his deep technical expertise led the Board of Directors to conclude that he should serve as a director.

Penelope A. Herscher	51

Ms. Herscher has served as a director since July 2006. She currently holds the position of president and chief executive officer of FirstRain, Inc., a custom-configured, on-demand intelligence services firm, which she joined in 2005. Ms. Herscher previously held the position of executive vice president and chief marketing officer at Cadence Design Systems from 2002 to 2003, and executive vice president and general manager, Design and Verification Business during the second half of 2003. From 1996 to 2002, Ms. Herscher was president and chief executive officer of Simplex Solutions, which was acquired by Cadence in 2002. Before Simplex, she was an executive at Synopsys for eight years and started her career as an R&D engineer with Texas Instruments. She holds a M.A. with honors in Mathematics from Cambridge University in England. Ms. Herscher serves on the boards of FirstRain, JDS Uniphase, Inc. and several non-profit institutions.

Ms. Herscher's experience as chief executive officer of technology companies, the successful sale of a company under her leadership to a larger technology company and her years of business and leadership experience led the Board of Directors to conclude that she should serve as a director.

Name	Age	Principal Occupation and Business Experience
David Shrigley	63

Mr. Shrigley has served as a director since October 2006. He is currently the Executive Chairman of Soil and Topography Information,  Inc. Mr. Shrigley was a member of the board of Wolfson Microelectronics plc, a supplier of mixed-signal chips for the digital market from November 2006 to December 2008, and was its chief executive officer from March 2007. He served as a general partner at Sevin Rosen Funds, a venture capital firm, from 1999 to 2005. Prior to that, Mr. Shrigley held the position of executive vice president, Marketing, Sales and Service at Bay Networks. Mr. Shrigley served in various executive positions at Intel, including vice president and general manager of Asia Pacific sales and marketing operations based in Hong Kong, and vice president and general manager, corporate marketing. Mr. Shrigley holds a B.S. in Business Administration from Franklin University. In the past five years, Mr. Shrigley has served on the board of Wolfson Microelectronics plc, and currently serves on the board of a private company.

Mr. Shrigley's experience as a director and executive officer of high technology companies, his experience in the venture capital industry and his years of international business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Eric Stang	52

Mr. Stang has served as a director since July 2008. Mr. Stang currently serves as a director, president and chief executive officer of Ooma, Inc., a provider of broadband telephony products, a position he has held since January 2009. Prior to joining Ooma, Mr. Stang served as a director, chief executive officer and president of Reliant Technologies,  Inc., a developer of medical technology solutions for aesthetic applications, from 2006 to 2008. Mr. Stang previously served as chief executive officer and president of Lexar Media, Inc., a provider of solid state memory products from 2001 to 2006 and Chairman from 2004 to 2006. Mr. Stang received his A.B. from Stanford University and M.B.A. from the Harvard Business School. Mr. Stang also serves on the boards of Solta Medical and several private companies.

Mr. Stang's experience as chief executive officer of high technology companies, his prior experience in the memory products market and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Board of Directors Meetings and Committees	Our Board of Directors held a total of nine meetings during 2011. During 2011, each member of our Board of Directors attended 75% or more of the meetings of the Board of Directors and of the committees, if any, of which she or he was a member.
Director Independence

Our Board of Directors has determined that each of the following directors, constituting a majority of our Board of Directors, has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is "independent" as defined under Nasdaq Rule 5605 and the applicable rules promulgated by the SEC: J. Thomas Bentley, Sunlin Chou, P. Michael Farmwald, Penelope A. Herscher, David Shrigley, Abraham D. Sofaer and Eric Stang.

Each of the committees of our Board of Directors is composed of independent directors as follows:
Audit Committee:	Eric Stang (Chair)
J. Thomas Bentley
P. Michael Farmwald
Compensation	Penelope A. Herscher (Chair)
Committee:	David Shrigley
Abraham D. Sofaer
Corporate Governance/	Sunlin Chou (Chair)
Nominating	David Shrigley
Committee:	Abraham D. Sofaer

Director Qualifications	Except as may be required by rules promulgated by Nasdaq or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess. The Corporate Governance/Nominating Committee considers a number of factors in its assessment of the appropriate skills and characteristics of members of the Board of Directors, as well as the composition of the Board of Directors as a whole. These factors include the members' qualification as independent, as well as consideration of judgment, character, integrity, diversity, skills, and experience in such areas as operations, technology, finance, and the general needs of the Board of Directors and such other factors as the Corporate Governance/Nominating Committee may consider appropriate. The Corporate Governance/Nominating Committee does not have a formal policy with respect to diversity. However, the Board of Directors and the Corporate Governance/Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints. In considering candidates for the Board of Directors, the Board of Directors and the Corporate Governance/Nominating Committee consider the entirety of each candidate's credentials in the context of the factors mentioned above.

Corporate Governance Principles	We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers, and employees known as the Code of Business Conduct and Ethics, which is available on our website at
http://investor.rambus.com/documentdisplay.cfm?DocumentID=5115.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of these forms, we believe that during fiscal 2011 all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements.

Executive Sessions of the Independent Directors

It is the policy of the Board of Directors to have executive sessions of the independent directors at which only independent directors are present, typically in conjunction with the regularly scheduled meetings of the Board of Directors.

Committees of the Board of Directors	During 2011, our Board of Directors had three standing committees:
• an Audit Committee,
• a Compensation Committee and
• a Corporate Governance/Nominating Committee.
The following describes each committee, its function, its membership, and the number of meetings held during 2011.

Each of the committees operates under a written charter adopted by our Board of Directors. All of the current committee charters are available on our website at http://investor.rambus.com/documents.cfm.

Audit Committee

Currently, the Audit Committee is composed of Eric Stang, J. Thomas Bentley and P. Michael Farmwald, with Mr. Stang serving as Chair. The Audit Committee oversees our corporate accounting and financial reporting processes and internal control over financial reporting, as well as our internal and external audits. The Audit Committee held eight meetings during 2011. Its duties include:

• Reviewing our accounting and financial reporting processes and internal control over financial reporting;
• Providing oversight and review at least annually of our risk management policies, including our investment policy;
• Retaining the independent registered public accounting firm, approving their fees, and providing oversight of communication with them;
• Reviewing the plans, findings and performance of our internal auditors;
• Reviewing our annual and quarterly financial statements and related disclosure documents; and
• Overseeing special investigations into financial and other matters, as necessary.

Our Board of Directors has determined that Mr. Bentley is the Audit Committee "financial expert" and that Mr. Bentley, together with each of Mr. Stang and Dr. Farmwald, has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is an "independent director" as defined under Nasdaq Rule 5605 and the applicable rules promulgated by the SEC.

The Audit Committee's role is detailed in the Audit Committee Charter and is available on our website at http://investor.rambus.com/documentdisplay.cfm?DocumentID=5108.

Compensation Committee

Currently, the Compensation Committee is composed of Penelope A. Herscher, David Shrigley and Abraham D. Sofaer, with Ms. Herscher serving as Chair. All members of the Compensation Committee are non-employee, outside directors. The Compensation Committee reviews and determines all forms of compensation to be provided to our executive officers, including the named executive officers and directors of Rambus, including base compensation, bonuses, and stock compensation. The Compensation Committee held nine meetings during 2011. Its duties include:

•

Annually review and approve the Chief Executive Officer ("CEO") and other executive officers' compensation in the context of their performance, which includes reviewing and approving their annual base salary, annual incentive bonus, including the specific goals, targets, and amounts, equity compensation, and any employment agreements, and any other benefits, compensation or arrangements, as applicable;

•

Administer our stock option and equity incentive plans pursuant to the terms of such plans and the authority delegated by our Board of Directors, including: granting stock options, stock appreciation rights, restricted stock, restricted stock units or other equity compensation to individuals eligible for such grants and amend such awards following their grant; amending the plans; and delegating to appropriate executive officers of the Company the ability to grant awards to non-executive officer employees of the Company pursuant to specific guidelines;

•

Adopt, amend and oversee the administration of our significant employee benefits programs;

•

Review external surveys to establish appropriate ranges of compensation;

•

Retain and terminate any compensation consultant to assist in the evaluation of CEO or executive officer or director compensation, and approve the consultant's fees and other ter ms of service, as well as obtain advice and assistance from internal or external legal, accounting or other advisors; and

•

Conduct an annual assessment of the Company's engagement with compensation consultants retained by the Board and/or management, as applicable, including the nature and extent of services provided, the amount of fees paid and who made or recommended the decision to retain the compensation consultants.

The Compensation Committee uses Semler Brossy Consulting Group, LLC (SBCG) to assist in evaluating executive and director compensation.

A detailed description of the processes and procedures of the Compensation Committee for considering and determining executive and director compensation, including the role of SBCG, is provided in the "Executive Compensation" section of this proxy statement.

The Compensation Committee's role is detailed in the Compensation Committee Charter, which is available on our website at http://investor.rambus.com/documentdisplay.cfm?DocumentID=5109.
Compensation Committee Interlocks and Insider Participation	During 2011, there were no interlocking relationships. Please see the Compensation Discussion and Analysis section of this Proxy Statement for further discussion.
Corporate Governance/Nominating Committee

Currently, the Corporate Governance/Nominating Committee is composed of Sunlin Chou, David Shrigley and Abraham D. Sofaer, with Dr. Chou serving as Chair. The Corporate Governance/Nominating Committee held six meetings during 2011.

The Corporate Governance/Nominating Committee recommends and approves Rambus' Corporate Governance Guidelines. Its duties include:

•

Evaluating and making recommendations to the Board of Directors concerning the appointment of directors to committees of the Board of Directors and the selection of committee chairs;

•

Identifying best practices and recommending corporate governance principles;

•

Overseeing the evaluation of the Board of Directors; and

•

Proposing the slate of nominees for election to the Board of Directors.

The Corporate Governance/Nominating Committee's role is detailed in the Corporate Governance/Nominating Committee Charter which is available on our website at
 http://investor.rambus.com/documentdisplay.cfm?DocumentID=5110.

Identifying and Evaluating Nominees For Directors

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director, including those discussed in the "Director Qualifications" section of this proxy statement. In the event that vacancies on the Board of Directors are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board of Directors, professional search firms, stockholders or other persons. The Corporate Governance/Nominating Committee has from time to time retained third parties to whom a fee is paid to assist it in identifying or evaluating potential director nominees.

Consideration of Stockholder Nominees to the Board

It is the policy of the Corporate Governance/Nominating Committee to consider nominees recommended by stockholders for election to our Board of Directors. Stockholder recommendations for candidates to our Board of Directors must be directed in writing to Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089 Attention: Secretary, and must include: the candidate's name, age, business address and residence address; the candidate's principal occupation or employment; the number of shares of the Company which are beneficially owned by such candidate; a description of all arrangements or understandings between the stockholder making such nomination and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; detailed biographical data and qualifications; information regarding any relationships between the candidate and the Company within the last three years; any other information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A stockholder's recommendation to the Secretary must also set forth: the name and address, as they appear on the Company's books, of the stockholder making such recommendation; the class and number of shares of the Company which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder; any material interest of the stockholder in such nomination; any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a stockholder proposal; and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines require that the Chairperson of the Board not be the CEO of the Company. In addition, while the Chairperson works closely with the CEO and other members of our management, the Chairperson is not part of management and does not have an operating or external role or responsibility. The Board of Directors considers it useful and appropriate to designate a Chairperson to act as the presiding director at Board of Directors meetings, to call and organize such meetings and manage the agenda thereof, and to manage the affairs of the Board of Directors, including ensuring that the Board of Directors is organized properly, functions effectively, and meets its obligations and responsibilities. The Chairperson also acts as the principal contact for the CEO and other members of the Board of Directors and management, as appropriate, for matters requiring the attention of the full Board of Directors. We believe that this leadership structure is appropriate given the attention, time, effort, and energy that the CEO is required to dedicate to his position in the current business environment, and the high level of commitment required to serve as our Chairperson.

The Board of Directors plays an integral role in our risk oversight processes. The Board of Directors meets regularly to receive reports from its committees, as well as from management with respect to areas of material risk to the Company, including legal, operational, financial and strategic risks. In addition, the Audit Committee oversees and reviews at least annually our risk management policies, including our investment policies.

Transactions with Related Persons	None.
Review, Approval or Ratification of Transactions with Related Persons

Our directors and executive officers are subject to our Code of Business Conduct and Ethics, and our directors are guided in their duties by our Corporate Governance Guidelines. Our Code of Business Conduct and Ethics requires that our directors and executive officers avoid situations where a conflict of interest might occur or appear to occur. In general, our directors and executive officers should not have a pecuniary interest in transactions involving us or a customer, licensee, or supplier of us, unless such interest is solely a result of routine investments made by the individual in publicly traded companies.

In the event that a director or executive officer is going to enter into a related party transaction with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, the director or executive officer must fully disclose the nature of the related party transaction to our Chief Financial Officer. For directors and executive officers, such related party transaction then must be reviewed and approved in advance by the Audit Committee. For other conflicts of interest that may arise, the Code of Business Conduct and Ethics advises our directors and executive officers to consult with our General Counsel.

In addition, each director and officer is required to complete a Director and Officer Questionnaire on an annual basis and upon any new appointment, which requires disclosure of any related-party transactions pertaining to the director or executive officer. Our Board of Directors will consider such information in its determinations of independence with respect to our directors under Nasdaq Rule 5605 and the applicable rules promulgated by the SEC.

PROPOSAL TWO:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        We are asking our stockholders to provide an advisory vote to approve the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

        Please see the Compensation Discussion and Analysis section of this Proxy Statement on page 57, the compensation tables and the narrative disclosures that accompany the compensation tables for greater detail about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

Recommendation

        We believe that our overall compensation program and philosophy support and help drive the Company's long-term value creation, business strategy and operating performance objectives. We ask you to indicate your support for the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures set forth in this Proxy Statement.

        While this say-on-pay vote is advisory and does not bind the Company to any particular action, the Board of Directors and the Compensation Committee value your opinion. Accordingly, the Board of Directors and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for the Company's named executive officers.

        The Board unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL THREE:
APPROVAL OF THE AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN

        The stockholders are being asked to approve an amendment to our 2006 Equity Incentive Plan (the "Incentive Plan") to add 6,500,000 shares to the total number of shares reserved for issuance under the Incentive Plan. Our Board of Directors has approved the increase in the number of shares reserved for issuance under the Incentive Plan, subject to approval from stockholders at the Annual Meeting. If stockholders do not approve the amendment to the Incentive Plan, no shares will be added to the total number of shares reserved for issuance under the Incentive Plan.

        Our named executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the Incentive Plan.

        Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. Our Board of Directors believes that plans such as the Incentive Plan increase our ability to achieve this objective, especially, in the case of the Incentive Plan, by allowing for several different forms of long-term incentive awards, which our Board of Directors believes is critical for us to recruit, reward, motivate and retain talented personnel. Given the highly competitive labor market for employee talent, our Board of Directors and management believe that the ability to continue to grant equity awards will be critical to the future success of Rambus.

        Our Board of Directors believes that approval of the amendment will enable us to continue to use the Incentive Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Vote Required; Recommendation of the Board of Directors	Approval of the Amendment to the Incentive Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or proxy and entitled to vote at the Annual Meeting.
Our Board of Directors recommends that you vote "FOR" the Amendment to the 2006 Equity Incentive Plan and the increase to the number of shares reserved for issuance thereunder.
Summary of the 2006 Equity Incentive Plan

The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan, as amended giving effect to this Proposal Three, set forth in Appendix A.

The Incentive Plan provides for the grant of the following types of incentive awards:
• stock options
• stock appreciation rights
• restricted stock
• restricted stock units

• performance shares and performance units
• other stock or cash awards

Each of these is referred to individually as an "Award." Those who are eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of March 1, 2012, approximately 500 employees, directors and consultants would be eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Incentive Plan

If stockholders approve Proposal 3, an additional 6,500,000 shares of the Company's Common Stock will be reserved for issuance under the Incentive Plan. As of March 1, 2012, 10.9 million shares were subject to outstanding options granted under the Incentive Plan, with a weighted average exercise price of $16.38 per share and weighted average remaining term of 7.48 years, and 1.0 million shares were subject to outstanding RSUs granted and unvested under the Incentive Plan. 0.3 million shares remained available for any new Awards to be granted in the future. Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as 1.5 shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as 1.5 shares against the Incentive Plan reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with 1.5 shares that will thereafter be available for issuance under the Incentive Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full value awards, is forfeited to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) shares that were subject to the Award will become available for future grant or sale under the Incentive Plan. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the Award that is exercised will cease to be available under the Incentive Plan. Shares that have been issued under the Incentive Plan under any Award will not be returned to or become available for future distribution under the Incentive Plan; provided, however, that if unvested shares of any full value awards are repurchased by the Company or are forfeited to the Company, those shares will become available for future grant under the Incentive Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Incentive Plan. To the extent an Award is paid out in cash rather than Shares, such cash payments will not reduce the number of Shares available for issuance under the Incentive Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, our Board of Directors will have the discretion to adjust the number of shares:

• available for issuance under the Incentive Plan
• subject to outstanding Awards
• specified as per-person limits on Awards, as appropriate to reflect the change
Administration of the Incentive Plan

A committee or committees of independent, non-employee directors satisfying applicable laws and appointed by our Board of Directors administers the Incentive Plan. To make grants to certain of our officers and key employees, the members of the committee(s) must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") so that we can receive a federal tax deduction for certain compensation paid under the Incentive Plan. Subject to the terms of the Incentive Plan, the administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Incentive Plan and outstanding Awards. Notwithstanding the foregoing, without the consent of the Company's stockholders and the applicable Award holder, the administrator may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price.

Options

The administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial service as an employee with us, in which case he or she may be granted an option to purchase up to an additional 1,000,000 shares.

The administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of our Common Stock on the grant date.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

After termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant's Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

The administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash or shares of common stock. Stock appreciation rights become exercisable at the times and on the terms established by the administrator, subject to the terms of the Incentive Plan. The administrator, subject to the terms of the Incentive Plan, has complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial service as an employee with us. Shares retained by the Company to pay withholding taxes in connection with the grant of a stock appreciation right do not become available for issuance as future awards under the Incentive Plan.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the administrator in its sole discretion provided, however, that, an Award of restricted stock will not vest more rapidly than one-third (1/3rd) of the total number of shares of restricted stock each year from the date of grant, unless the administrator determines that the Award of restricted stock is to vest upon on the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months; provided, further, that the administrator may grant Awards of restricted stock, restricted stock units, and performance units/shares covering up to 5% of the total number of shares reserved for issuance under the Plan that do not satisfy the forgoing vesting requirements.

The administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock (except that the number of shares subject or issuable pursuant to Awards of restricted stock, restricted stock units, and performance units/shares eligible for such accelerated vesting shall not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant's termination of service due to death, disability or retirement.

The Award agreement generally will grant us a right to repurchase or reacquire the shares upon the termination of the participant's service with us for any reason (including death or disability). The administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 200,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the administrator establishes is satisfied, provided, however, that, an Award of restricted stock units will not vest more rapidly than one-third (1/3rd) of the total number of restricted stock units each year from the date of grant, unless the administrator determines that the restricted stock units are to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months; provided, further, that the administrator may grant Awards of restricted stock, restricted stock units, and performance units/shares covering up to 5% of the total number of shares reserved for issuance under the Plan that do not satisfy the forgoing vesting requirements. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement.

Notwithstanding the foregoing and subject to any restrictions otherwise provided herein, at any time after the grant of restricted stock units, the administrator may reduce or waive any vesting criteria that must be met to receive a payout.

Further, the administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock (except that the number of shares subject or issuable pursuant to Awards of restricted stock, restricted stock units, and performance units/shares eligible for such accelerated vesting shall not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant's termination of service due to death, disability or retirement.

The administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The administrator determines the number of restricted stock units granted to any participant, but during any fiscal year, no participant may be granted more than 200,000 restricted stock units, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Performance Units and Performance Shares

The administrator is able to grant performance units and performance shares, which are Awards that result in a payment to a participant only if the performance goals or other vesting criteria the administrator establishes are achieved or the Awards otherwise vest, provided, however, that, Awards of performance units and performance shares will not vest more rapidly than one-third (1/3rd) of the total number of performance units and performance shares each year from the date of grant, unless the administrator determines that the performance units and performance shares are to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months; provided, further, that the administrator may grant Awards of restricted stock, restricted stock units, and performance units/shares covering up to 5% of the total number of shares reserved for issuance under the Plan that do not satisfy the forgoing vesting requirements.

The administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units and performance shares (except that the number of shares subject or issuable pursuant to awards of restricted stock, restricted stock units, and performance units/shares eligible for such accelerated vesting shall not exceed 5% of the total number of shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant's termination of service due to death, disability or retirement.

The administrator establishes performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. During any fiscal year, no participant will receive more than 200,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with us. Performance units will have an initial dollar value established by the administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date.

Performance Goals

Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder's equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of our business as a whole or one of our business units and may be measured relative to a peer group or index.

Grants to Non-Employee Directors

The Incentive Plan provides for automatic, nondiscretionary awards to non-employee directors. The automatic grants do not limit the ability of the administrator to grant other discretionary awards to non-employee directors under the Incentive Plan and the administrator has the discretion to change the terms of the automatic grants prospectively.

Initial Equity Grant

Each non-employee director will be automatically granted a nonstatutory stock option to purchase 40,000 shares when he or she first becomes a member of our Board of Directors. The term of such options shall not exceed ten years. The option grants vest over a four-year period, with one-eighth of shares subject to the option vesting six months after the date of grant and the remaining shares vesting ratably each month thereafter, subject to the non-employee director continuing to serve through each applicable vesting date.

Annual Equity Grant

Each non-employee director shall automatically receive an annual award of restricted stock units on October 1 of each year. The number of restricted stock units subject to the award will be determined in the sole discretion of our Board of Directors on or prior to the award becoming effective on the applicable October 1 grant date. For a description of the current non-employee director annual equity grants, see "Executive Compensation—Compensation of Directors." The restricted stock unit grants vest in full at the end of a one-year period, subject to the non-employee director continuing to serve through each applicable vesting date. If the non-employee discontinues service prior to the vesting of any restricted stock unit grant, the administrator may, in its discretion, permit such grant to vest pro rata for the portion of the year during which such director served.

The automatic grants do not limit the ability of the administrator to grant other discretionary awards to non-employee directors under the Incentive Plan and the administrator has the discretion to change the terms of the automatic grants prospectively.
Transferability of Awards

Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant or such participant's estate.

Change of Control

The terms of the Incentive Plan provide that all outstanding equity awards may vest upon a "double-trigger" termination in the event of a change of control, as described under the "Executive Compensation—Outstanding Equity Awards at Fiscal 2011 Year-End" table.

Amendment and Termination of the Incentive Plan

The administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator and which agreement must be in writing and signed by the participant and us. The Incentive Plan will terminate in March 2016, unless our Board of Directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors	The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the administrator and therefore cannot be determined in advance.

The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the Incentive Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of restricted stock granted under the Incentive Plan during the last fiscal year, and (iv) the dollar value of such shares based on the closing price per share on the grant dates.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock	Dollar Value of Shares of Restricted Stock(1)
Named Executive Officers:
Harold Hughes	130,000	$20.93	32,000	$669,760
Satish Rishi	35,000	$20.93	8,000	$167,440
Thomas R. Lavelle	35,000	$20.93	8,000	$167,440
Sharon E. Holt	40,000	$20.93	10,000	$209,300
Martin Scott	40,000	$20.93	10,000	$209,300
All executive officers, as a group	321,000	$20.93	97,888	$2,048,796
All directors who are not executive officers, as a group	—	—	81,284	$1,120,094
All employees who are not executive officers, as a group	2,036,001	$18.50	195,666	$3,525,090

(1)
The value of a restricted stock unit award is based on the fair market value as of the grant date of such award determined pursuant to FASB ASC Topic 718.

Federal Tax Aspects	The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Awards granted under the Incentive Plan by us. Tax consequences for any particular individual may be different. The Incentive Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.
Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Rambus

We generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of certain compensation paid to our Chief Executive Officer, Chief Financial Officer and to each of our three highest compensated officers. Under Section 162(m) of the Internal Revenue Code, no deduction is allowed for certain compensation with respect to any of these specified executives only to the extent that the amount for the taxable year for such executive exceeds $1,000,000. However, the deductibility of such compensation in excess of $1,000,000 may not be limited under Section 162(m) and the applicable treasury regulations if such compensation qualifies as performance based.

Section 409A

Section 409A of the Code provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states such as California have adopted similar provisions.

The foregoing is only a summary of the effect of federal income taxation upon participants and us with respect to the grant and exercise of awards under the Incentive Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

PROPOSAL FOUR:
APPROVAL OF THE AMENDMENT TO THE 2006 EMPLOYEE STOCK PURCHASE PLAN

        The stockholders are being asked to approve an amendment to our 2006 Employee Stock Plan, as amended and restated on February 21, 2007 (the "Purchase Plan") to add 1,500,000 shares to the total number of shares reserved for issuance under the Purchase Plan. Our Board of Directors has approved the increase in the number of shares reserved for issuance under the Purchase Plan, subject to approval from stockholders at the Annual Meeting. If stockholders do not approve the amendment to the Purchase Plan, no shares will be added to the total number of shares reserved for issuance under the Purchase Plan.

        Our named executive officers have an interest in this proposal as they are eligible to receive options to purchase shares under the Purchase Plan.

        Our Board of Directors believes that approval of the amendment is essential to our continued success, as the additional shares will enable us to continue to use the Purchase Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that the awards permitted under the Purchase Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Vote Required; Recommendation of the Board of Directors	Approval of the Amendment to the Purchase Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or proxy and entitled to vote at the Annual Meeting.
Our Board of Directors recommends that you vote "FOR" the Amendment to the 2006 Employee Stock Purchase Plan and the increase to the number of shares reserved for issuance thereunder.
Summary of the 2006 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan, as amended giving effect to this Proposal Four, set forth in Appendix B.

General

The Purchase Plan was adopted by the Board of Directors in March 2006, and approved by our stockholders at the 2006 Annual Meeting. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase shares of our Common Stock through payroll deductions.

Administration

The Board of Directors or a committee appointed by the Board of the Directors administers the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the administrator and its decisions are final, conclusive and binding upon all participants.

Eligibility

Each of our employees or the employees of our designated subsidiaries who is a common law employee and whose customary employment with us or one of our designated subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan subject to the laws in which our designated subsidiaries operate; except that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of our capital stock or the capital stock of one of the designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period

Each offering period under the Purchase Plan will expire on the earliest to occur of (i) the completion of the purchase of shares on the last exercise date occurring within twenty-four months of the offering date of such option, (ii) such shorter option period as may be determined by the administrator, or (iii) the date on which an eligible employee ceases to be a participant under the Purchase Plan. Each offering period will generally consist of a number of purchase periods after which shares will be purchased. Until the administrator determines otherwise, a purchase period will be approximately six months and run from May 1 to November 1 and November 1 to May 1. To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not be less than 1% and may not exceed 15% of a participant's compensation during the offering period. Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee's employment with us or the designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our Common Stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price

Shares of our Common Stock may be purchased under the Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the offering period, or (ii) the last day of the purchase period. The fair market value of our Common Stock on any relevant date will be the closing price per share as reported on the Nasdaq Stock Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our Common Stock that a participant may purchase in each purchase period during an offering period will be determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares each purchase period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the administrator; provided, however, that unless the administrator determines otherwise, a participant may reduce, but not increase his or her contributions during a purchase period for that purchase period.

All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal

Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Termination of Employment

Upon termination of a participant's employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to the participant's account (to the extent not used to make a purchase of our Common Stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant's option will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, or Change of Control
Changes in Capitalization

Subject to any required action by our stockholders, the number of shares reserved under the Purchase Plan, the maximum number of shares that may be purchased during any purchase period, as well as the price per share of common stock covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange.

Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the administrator shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the dissolution or liquidation. If the administrator shortens any purchase periods and offering periods then in progress, the administrator shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Change of Control

In the event of any "change of control," as defined in the Purchase Plan, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the administrator shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger or change of control. If the administrator shortens any purchase periods and offering periods then in progress, the administrator shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment or Termination

Our administrator may at any time terminate or amend the Purchase Plan including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the Purchase Plan is determined, in part, based on the Common Stock's market value at the beginning and end of each Offering Period (or upon a purchase date within an Offering Period) and given that participation in the Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

For illustrative purposes, the following table sets forth (a) the number of shares of Common Stock that were purchased under the Purchase Plan during 2011 by our named executive officers, our executive officers as a group, and by all employees, and (b) the weighted average per share purchase price paid for such shares by each such group.

Name of Individual or Group	Number of Purchased Shares	Weighted Average Purchase Price
Named Executive Officers:
Harold Hughes	1,268	$16.50
Satish Rishi	1,269	$16.50
Thomas R. Lavelle	—	$—
Sharon E. Holt	208	$15.48
Martin Scott	—	$—
All executive officers, as a group	4,014	$16.45
All employees who are not executive officers, as a group	267,790	$15.61

Federal Tax Aspects	The following summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon participants and us with respect to the grant and exercise of awards under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

PROPOSAL FIVE:
APPROVAL OF THE OPTION EXCHANGE PROGRAM

        The stockholders are being asked to approve a one-time stock option exchange program for eligible employee stock option holders (the "Exchange Program"). The proposed Exchange Program would enable our eligible stock option holders to surrender certain "underwater" stock options that have an exercise price above $14.50 per share of our common stock for cancellation in exchange for new options to be granted under our Incentive Plan to purchase a reduced number of shares based on a specified exchange ratio.

        We historically have granted stock options to our employees to encourage them to act as owners of the Company, which helps align their interests with those of our stockholders and reward performance that enhances stockholder value.

        2011 was a mixed year for Rambus. While our recurring revenues and pace of signing licensees improved during the year, the adverse decisions by the Court of Appeals for the Federal Circuit in May 2011 and in the San Francisco Superior Court of the State of California in November 2011 caused our share price to drop significantly. As a result, approximately 97% of stock options are underwater (meaning the exercise price of each of those stock options is greater than the per share fair market value of the Company's common stock) as of March 1, 2012. This means that the majority of these stock options are no longer effective incentives to motivate and retain employees. These underwater options are perceived as having little or no value by our employees. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, we will continue to record stock-based compensation expense for these unvested options against our earnings. Further, they will remain on our books with the potential to dilute stockholders' interests for up to the full term of the options, while delivering little or no retention or incentive value, unless they are surrendered or cancelled.

        On February 23, 2012, our Board of Directors authorized, subject to stockholder approval, the proposed Exchange Program that will permit our eligible employees (other than our named executive officers, all senior vice presidents and members of our Board of Directors) to exchange certain outstanding stock options (the stock options eligible for the Exchange Program are referred to here as "Eligible Options") that were granted with an exercise price greater than or equal to $14.50 for new options to purchase fewer shares subject to a specified exchange ratio. Our intent in using this threshold is to ensure that only outstanding stock options that are substantially underwater are eligible for the Exchange Program.

        The Exchange Program will take place if and only if the Exchange Program is approved by our stockholders. If our stockholders do not approve the Exchange Program, Eligible Options would remain outstanding and in effect in accordance with their existing terms. We would continue to recognize compensation expense for these eligible options even though the stock options may have little or no retention or incentive value for employees.

        If approved by stockholders, the Exchange Program will begin within 12 months of the date stockholders approve the program. Within this timeframe, the actual start date will be determined at the discretion of our Board of Directors. Eligible employees then will be offered the opportunity to participate in the Exchange Program under an offer statement to be filed with the SEC and distributed to all eligible employees. Eligible employees would be given at least twenty business days to decide whether to accept the offer of the new options in exchange for the surrender of their Eligible Options. The surrendered Eligible Options would be cancelled on the day that the Exchange Program closes and the shares subject to surrendered Eligible Options will not be available for reissuance under the Incentive Plan. The new options would be granted on the date of cancellation of the old Eligible Options and such new options would have an exercise price equal to the fair market value of our Common Stock on the date of the new grant.

Voting Required; Recommendation of the Board of Directors	The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Exchange Program.
Our Board of Directors recommends that you vote "FOR" the approval of the Exchange Program for our employees.
Reasons for the Exchange Program

Our Board of Directors believes the Exchange Program is an important component in our strategy to align employee and stockholder interests through our equity compensation practices because it will permit us to:

•

provide renewed incentives for the employees who participate in the Exchange Program by issuing them new stock options that will vest over a period of time following the exchange date if they remain employed with us. Providing renewed incentives to our employees is the primary purpose of the Exchange Program and we believe the Exchange Program will enable us to enhance long-term stockholder value by aligning the interests of our employees more fully with the interests of our stockholders;

•

meaningfully reduce our total number of shares subject to outstanding equity awards, or "overhang," represented by outstanding stock options that have high exercise prices and may no longer incentivize their holders to remain as our employees. Keeping these stock options outstanding does not serve the interests of our stockholders and does not provide the benefits intended by our equity compensation program. By replacing the surrendered Eligible Options with a lesser number of new options, our overhang will be decreased. The overhang represented by the sstock options issued pursuant to the Exchange Program will reflect an appropriate balance between the goals for our equity compensation program and our interest in minimizing our overhang and the dilution of our stockholders' interests; and

•

recapture value from compensation costs that we already are incurring with respect to outstanding stock options. These stock options were granted at the then fair market value of our common stock. Under applicable accounting rules, we will have to recognize approximately $189.0 million in stock-based compensation expense related to these stock options, of which $153.2 million has already been expensed as of December 31, 2011 and $35.8 million will continue to be obligated to expense, even if these stock options are never exercised because the majority remain underwater. As of March 1, 2012, the fair value associated with outstanding underwater stock options granted during and after April 2003 (other than those granted to our executive officers and members of our Board of Directors) was approximately $100.0 million. We believe it is not an efficient use of our resources to recognize compensation expense on equity awards that do not provide value to our employees. By replacing stock options that have little or no retention or incentive value with equity awards that will provide both retention and incentive value, we will be making efficient use of our resources.

Eligibility of Stock Options for the Exchange Program	Generally, stock options will be eligible for exchange in the Exchange Program if:
• the stock option's exercise price exceeds $14.50 (measured as of the start date of the Exchange Program).
Our intent in using this eligibility threshold is to ensure that only outstanding stock options that are appropriately underwater are eligible for the Exchange Program.

As of March 1, 2012, stock options to purchase approximately 16.4 million shares of our common stock were outstanding under the Plan. For example, if we were to start the Exchange Program on March 1, 2012, our common stock closed at $7.06 on March 1, 2012 and all stock options with an exercise price of $14.50 or above would be eligible for the Exchange Program. On March 1, 2012, the number of shares underlying eligible options with an exercise price of $14.50 or higher was 7.4 million shares.

In considering how best to continue to motivate, retain and reward our employees who have stock options that are underwater, we evaluated several alternatives, including the following:

•

Increase Cash Compensation.    To replace the intended benefits of equity incentives, we would need to substantially increase long term retention-based cash compensation. These increases would substantially increase our compensation expense and reduce our cash position and cash flow from operations. In addition, these increases would not reduce our overhang.

•

Grant Additional Equity Awards.    We also considered granting employees additional equity awards at current market prices. However, these additional grants would substantially increase our equity award overhang and the potential dilution to our stockholders and would increase our compensation expense accordingly.

Eligible Option Holders	The Exchange Program will be open to any stock option holder who:
• holds Eligible Options;
• is not a named executive officer, senior vice president, or member of our Board of Directors at the start of the Exchange Program; and
• at the start of the Exchange Program:
• is an employee in our U.S. locations; or
• is employed by or provides services to us or our subsidiaries, but only to the extent such stock option holders' participation is permitted by local laws.

We may, however, exclude otherwise eligible stock option holders in certain non-U.S. jurisdictions if local tax or securities laws or other considerations would make their participation illegal, infeasible or impractical. Any eligible employee who elects to participate in the Exchange Program but whose employment terminates for any reason prior to the grant of the new options will retain his or her Eligible Options subject to their existing terms and will not receive a new stock option under the Exchange Program.

Exchange Ratios

The Exchange Program will not be a one-for-one exchange. We intend to set the exchange ratios for our eligible employees so that the exchange will approximate a value-for-value exchange and so that any additional stock-based compensation charge we will incur will be minimized.

Eligible employees who participate in the Exchange Program, will receive a receive a new stock option for a lesser number of shares equal to (a) the number of shares underlying the stock option exchanged multiplied by (b) an exchange ratio set at a ratio to approximate a value-for-value exchange. The exact exchange ratio will be set by our Board of Directors prior to the start date of the Exchange Program.

The exchange ratios of surrendered Eligible Options to newly issued stock options for eligible employees will be established by grouping together Eligible Options with similar grant dates and assigning an appropriate exchange ratio to each grouping. The exchange ratios will be determined so that the total fair value of all newly issued options within each group will be equal to or slightly less than the total fair value of current option holdings.

We will compute the exchange ratios on an accounting value-for-value basis pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation ("ASC 718") using the Black-Scholes valuation model. The calculation of fair value using the Black-Scholes model takes into account several variables, such as the volatility of our stock and the expected term of an award. As a result, the exchange ratios do not necessarily increase as the exercise price of the stock option increases. Setting the exchange ratios in this manner is intended to result in the issuance of new stock options that have a fair value approximately equal to the fair value of the surrendered eligible stock options that they replace. This approach will minimize any additional compensation cost that we must recognize on the stock options, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange is made.

Although the exchange ratios cannot be determined now, we can provide an example if we make certain assumptions regarding the start date of the offer, the fair value of the eligible stock options, and the fair market value of our Common Stock. For example, if we began the Exchange Program March 1, 2012, which would allow us to include in the Exchange Program a substantial percentage of our outstanding underwater stock options with an exercise price above $14.50 per share.

If, at the time we set the exchange ratios, the fair market value of our Common Stock was $8.00 per share, then based on the above method of determining the exchange ratio, the following exchange ratios would apply:

If the Grant Date of an Eligible Stock Option Is:	The Exchange Ratio of Stock Options to New Stock Options Would Be:
April 1, 2003 to May 31, 2003	15 for 1
June 1, 2003 to October 31, 2003	9.5 for 1
November 1, 2003 to April 30, 2004	20.5 for 1
May 1, 2004 to January 31, 2005	6.5 for 1
February 1, 2005 to February 14, 2006	3.75 for 1
February 15, 2006 to May 31, 2006	7.25 for 1
June 1, 2006 to January 31, 2009	2.75 for 1
September 1, 2009 through now	2 for 1

The total number of new stock options a participating employee will receive with respect to a surrendered Eligible Option will be determined by converting the number of shares underlying the surrendered Eligible Option according to the applicable exchange ratio and rounding down to the nearest whole share. The exchange ratios will be applied in groupings of grants based on price.

For purposes of example only, if a participating employee exchanged an Eligible Option for 1,000 shares with an exercise price of $14.75 per share granted on June 7, 2005 and the exchange ratio was one new stock option for every 3.75 shares covered by the surrendered Eligible Option, he or she would receive 266 new stock options in exchange for the surrendered stock option (1,000 divided by 3.75). If the participating employee also exchanged another Eligible Option for 2,000 shares with an exercise price of $20.16 per share granted on December 1, 2010 and the exchange ratio was one new stock option for every 2 shares covered by the surrendered Eligible Option, he or she would receive 1,000 new stock options in exchange for the surrendered eligible award (2,000 divided by 2).

Continuing this example, if we assume that all currently eligible stock options remain outstanding and the stock option holders remain eligible to participate, the following table summarizes information regarding the eligible stock options that would be granted in the exchange:

Grant Dates of Eligible Stock Options	Number of Shares Underlying Eligible Options	Weighted Average Exercise Price of Eligible Options	Weighted Average Remaining Life of Eligible Options (Years)*	Exchange Ratio	Maximum Number of New Awards That May Be Granted
Apr 1, 2003 to May 31, 2003	226,617	$17.85	0.96	15 for 1	15,107
Jun 1, 2003 to Oct 31, 2003	42,984	16.54	1.18	9.5 for 1	4,524
Nov 1, 2003 to Apr 30, 2004	521,800	29.45	1.50	20.5 for 1	25,453
May 1, 2004 to Jan 31, 2005	485,734	22.37	2.35	6.5 for 1	74,728
Feb 1, 2005 to Feb 14, 2006	1,049,052	16.78	3.19	3.75 for 1	279,747
Feb 15, 2006 to May 31, 2006	239,600	40.25	3.83	7.25 for 1	33,048
Jun 1, 2006 to Jan 31, 2009	2,068,978	19.19	5.17	2.75 for 1	752,355
Sep 1, 2009 through now	2,776,179	20.51	8.32	2 for 1	1,388,089

Total	7,410,944				2,573,051

                  *
                  For purposes of this example, the remaining weighted average life of the eligible options is based on a June 1, 2012 start date.

Participation in the Exchange Program	Eligible employees will not be required to participate in the Exchange Program. Participation in the Exchange Program is strictly voluntary.
Eligible employees will have an election period of at least 20 business days from the start of the Exchange Program in which to determine whether they wish to participate.

Because the decision whether to participate in the Exchange Program is completely voluntary, we are not able to predict which or how many employees will elect to participate, how many Eligible Options will be surrendered for exchange, and therefore how many new stock options may be issued.

As indicated above, executive officers and members of our Board of Directors are not eligible to participate in the Exchange Program.
Election to Exchange Underwater Options

Eligible employees may decide to participate in the Exchange Program on a grant-by-grant basis. This means that eligible employees may elect to tender any or all of their Eligible Options. However, if an eligible employee elects to tender any shares subject to a particular Eligible Option in the Exchange Program, then the eligible employee must tender all shares subject to that particular Eligible Option.

Term and Vesting of New Options

None of the new stock options issued in the Exchange Program will be vested on the date of grant, but will become vested on the basis of the participating employee's continued services with us or any or our subsidiaries. All new stock options will be subject to a three year vesting schedule. The rate at which the new stock options will vest be as follows:

• 1/3 of the new stock option will vest on the one year anniversary of the exchange date; and
• 2/3 of the new stock option will vest over the next two years in equal monthly installments thereafter on the monthly anniversary of the exchange date.

Each new stock option will have a new term equal to the longer of five years or the original term of the Eligible Option it replaces, subject to earlier termination in the event of the employee's termination of employment with us or one of our subsidiaries.

Terms of New Options

Each new stock option issued in the Exchange Program will represent a right to purchase shares of our Common Stock on a specified future date at the fair market value of our Common Stock on the date of issuance. All new options granted pursuant to the Exchange Program will retain the status as the Eligible Option it replaces to the extent permissible under the law (e.g.,  if an Eligible Option was intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, then the new option will be an incentive stock option to the extent permissible under the law). Except for the different exercise price, the vesting schedule described above, and the new term described above, all other terms and conditions of the new stock options issued in the Exchange Program will be substantially the same as those that apply to Eligible Options granted previously, except that prior grants made from equity plans other the Incentive Plan, if any, will now be governed by the terms and conditions of the Incentive Plan.

Terms of the Exchange Program

While the terms of the Exchange Program are expected to be materially similar to the terms described in this proposal, we may find it necessary or appropriate to change the terms of the exchange program to take into account our administrative needs, local law requirements, accounting rules, company policy decisions that make it appropriate to change the exchange program and the like. For instance, although we will not allow stock options below an exercise price which is at least $14.50, we may decide to exclude stock options granted below a higher price-point. As another example, we may alter the method of determining exchange ratios if we decide that there is a more efficient and appropriate way to set the ratios while still continuing to limit incremental compensation expense.

It is also possible that certain terms of the Exchange Program may need to be modified in countries outside the United States in order to comply with local requirements, or for tax, accounting or administrative reasons and/or that the exchange program may not be implemented in certain jurisdictions outside the United States if local law, expense, complexity, administrative burden or similar considerations would make it illegal, infeasible or impractical to do so. Additionally, we may decide not to implement the Exchange Program even if stockholder approval of the exchange program is obtained or may amend or terminate the exchange program once it is in progress if our stock price increases significantly or other factors that may render the Exchange Program detrimental to the Company and the long term interests of the stockholders. The final terms of the Exchange Program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the staff of the SEC will require us to materially modify the terms of the exchange program, it is possible that we may need to alter the terms of the Exchange Program to comply with comments from the staff.

U.S. Tax Consequences

The following is a summary of the anticipated material United States federal income tax consequences of participating in the Exchange Program. A more detailed summary of the applicable tax considerations to participants will be provided in the offer to exchange. The tax consequences of the program are not entirely certain, however, and the Internal Revenue Service is not precluded from adopting a contrary position, and the law and regulations themselves are subject to change. We believe the exchange of Eligible Options for new options pursuant to the program should be treated as a non-taxable exchange and neither we nor any of our eligible employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of new options. If the option Exchange Program is open for 30 days or more, Eligible Options that were intended to be incentive stock options will be considered "modified," which will result in a deemed re-grant of the Eligible Option, whether or not they were exchanged. This would mean that for purposes of the incentive stock option rules the holding period measured from the date of grant would restart and the option holder would not receive any credit for the time from the original grant date of the eligible option.

Financial Accounting Consequences

We account for stock-based compensation in accordance with ASC 718. Under ASC 718, to the extent the fair value of each award of stock options granted pursuant to the option exchange program exceeds the fair value of the surrendered options at the modification date, such excess is considered incremental compensation. This excess, in addition to any remaining unrecognized expense for the Eligible Options surrendered in exchange for the new options, will be recognized by us as an expense for compensation. This expense will be recognized ratably over the vesting period of the new options in accordance with the requirements of ASC 718. In the event that any awards of new options are forfeited prior to their vesting due to termination of an employee's service, the compensation cost related to the forfeited stock options will not be recognized.

Impact of Exchange Program on our Stockholders

We are unable to predict the precise impact of the Exchange Program on our stockholders because we are unable to predict how many or which employees will exchange their Eligible Options. The Exchange Program is intended to restore competitive and appropriate equity incentives for our eligible employees, reduce our existing overhang and recapture value for compensation expense already being incurred.

PROPOSAL SIX:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to Rambus to audit our consolidated financial statements for the fiscal year ending December 31, 2012.

        Although ratification by stockholders is not required by law, the Audit Committee has conditioned its appointment of the independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting.

        Notwithstanding its selection, the Audit Committee, in its discretion, may hire a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Rambus and its stockholders.

Our History with PricewaterhouseCoopers	PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited our financial statements since 1991. Representatives of PricewaterhouseCoopers LLP may be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Principal Accountant Fees and Services	The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2011, and December 31, 2010 are as follows:

	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2010
Audit Fees(1)	$1,287,153	$1,123,581
Audit-Related Fees(2)	$567,900	$—
Tax Fees(3)	$71,116	$49,507
All Other Fees(4)	$2,807	$3,000

Total Fees	$1,928,976	$1,176,088

                (1)
                Audit Fees consist of fees for PricewaterhouseCoopers LLP's professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports. Fees relating to professional services rendered for the audits of the effectiveness of internal control over financial reporting in fiscal 2011 and 2010 are included under "Audit Fees."

                (2)
                Audit-Related Fees consist of fees related tofinancial accounting and reporting standards related to acquisitions and work related to eXtensible Business Reporting Language ("XBRL").

                (3)
                Tax Fees primarily relate to tax studies, statutory tax compliance and technical tax advice in both years presented.

                (4)
                All Other Fees consist of fees for products and services other than the services described above. During fiscal 2011 and fiscal 2010, these fees related to a license to PricewaterhouseCoopers LLP's online accounting and auditing research tool and disclosure checklist.

Policy on Audit Committee Pre-Approval of Audit and the Permissible Non-Audit Services of Independent Registered Public Accounting Firm	The Audit Committee's policy is to pre-approve 100% of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
Independence of PricewaterhouseCoopers LLP	The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP's independence.
Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The Board unanimously recommends that you vote "FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2011 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Awards, Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Awards, Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders(1)	14,815,755	$18.38	3,126,840
Equity Compensation Plans Not Approved by Security Holders(2)	535,351	$29.00	—

Total	15,351,106	$18.75	3,126,840

(1)
Data reflects our 1997 Stock Plan (the "1997 Plan"), Incentive Plan and Purchase Plan.

Our Incentive Plan was approved by our stockholders at our 2006 annual meeting, an increase to the 2006 Plan was approved at our 2009 annual meeting and we have submitted a further increase to the Incentive Plan in connection with this annual meeting. Under the Incentive Plan as approved, a total of 14,900,000 shares of our Common Stock were reserved for issuance prior to this meeting. The Purchase Plan was approved by our stockholders at our 2006 annual meeting and we have submitted a further increase to the Purchase Plan in connection with this annual meeting. Under the Purchase Plan as approved, a total of 1,600,000 shares of our Common Stock were reserved for purchase prior to this meeting.

As a result of the stockholder approval of our 2006 Plan, we terminated the 1997 Plan so that, as of the date of termination, no further awards have been or will be made thereunder, but the plan will continue to govern outstanding awards granted under that plan.

(2)
Data reflects our 1999 Nonstatutory Stock Option Plan described below.

1999 Nonstatutory Stock Option Plan

        The 1999 Nonstatutory Stock Option Plan is our only equity compensation plan that was not approved by our stockholders. As a result of the stockholder approval of our 2006 Plan, we terminated the 1999 Nonstatutory Stock Option Plan so that, as of the date of termination, no further awards have been or will be made thereunder, but the plan will continue to govern outstanding awards granted under that plan.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

        The following table sets forth certain information as of March 1, 2012, regarding beneficial ownership of our Common Stock by: (i) each person who is known to us to own beneficially more than five percent of our Common Stock; (ii) each of our current directors; (iii) each of the named executive officers in the Summary Compensation Table of this annual report; and (iv) the total for our current directors and current executive officers as a group. The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days of March 1, 2012 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Name or Group of Beneficial Owners	Number of Shares Beneficially Owned	Options Exercisable in 60 days	Percentage of Shares Beneficially Owned(1)
FMR LLC(2)	14,892,500	—	13.5%
82 Devonshire Street
Boston, MA 02109
PRIMECAP Manangement Company(3)	10,929,232	—	9.6%
225 South Lake Ave., #400
Pasadena, CA 91101
Harold Hughes	1,158,321	1,014,108	1.0%
Satish Rishi(4)	521,715	400,942	*
Thomas Lavelle	295,235	275,578	*
Sharon E. Holt	513,702	469,976	*
Martin Scott	316,900	273,776	*
J. Thomas Bentley(5)	140,001	92,917	*
Sunlin Chou(6)	110,001	80,000	*
P. Michael Farmwald(7)	2,458,237	100,000	2.2%
Penelope A. Herscher(8)	74,187	60,000	*
David Shrigley	90,001	60,000	*
Abraham Sofaer	123,763	80,000	*
Eric Stang(9)	59,501	37,500	*
All current directors and executive officers as a group (14 persons)	6,238,791	3,302,560	5.5%
Shares Outstanding as of March 1, 2012			110,402,025

*
(Less than 1%)

(1)
Percentage of shares beneficially owned is based on 110,402,025 shares outstanding as of March 1, 2012.

(2)
As reported on Schedule 13G/A on February 14, 2012. The Schedule 13G/A was filed jointly on behalf of FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company and Fidelity Growth Company Fund in connection with the beneficial ownership of the Common Stock of Rambus Incorporated.

(3)
As reported on Schedule 13G/A on February 13, 2012.

(4)
Includes 1,400 shares held in custodial accounts for which Mr. Rishi serves as custodian.

(5)
Includes 40,001 shares held in trust for which Mr. Bentley serves as a trustee.

(6)
Includes 30,001 shares held in trust for which Dr. Chou serves as a trustee.

(7)
Includes 2,204,327 shares pledged as collateral on a margin account with a brokerage firm.

(8)
Includes 14,187 shares held in trust for which Ms. Herscher serves as a trustee.

(9)
Includes 22,001 shares held in trust for which Mr. Stang serves as a trustee.

EXECUTIVE OFFICERS OF THE COMPANY

        Information regarding our executive officers and their ages and positions as of March 1, 2012, is contained in the table below. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There is no family relationship between any of our executive officers.

Sharon E. Holt	47

Senior Vice President, GM Semiconductor Business Group. Ms. Holt has served as our Senior Vice President, GM Semiconductor Business Group (formerly titled Senior Vice President, Licensing and Marketing and Senior Vice President, Worldwide Sales, Licensing and Marketing) since joining us in August 2004. From November 1999 to July 2004, Ms. Holt held various positions at Agilent Technologies, Inc., an electronics instruments and controls company, most recently as vice president and general manager, Americas Field Operations, Semiconductor Products Group. Prior to Agilent Technologies, Inc., Ms. Holt held various engineering, marketing, and sales management positions at Hewlett-Packard Company, a hardware manufacturer. Ms. Holt holds a B.S. in Electrical Engineering, with a minor in Mathematics, from the Virginia Polytechnic Institute and State University.

Harold Hughes	66

Chief Executive Officer and President. Mr. Hughes has served as our chief executive officer and president since January 2005 and as a director since June 2003. He served as a United States Army Officer from 1969 to 1972 before starting his private sector career with Intel Corporation. Mr. Hughes held a variety of positions within Intel Corporation from 1974 to 1997, including treasurer, vice president of Intel Capital, chief financial officer, and vice president of Planning and Logistics. Following his tenure at Intel, Mr. Hughes was the chairman and chief executive officer of Pandesic, LLC. He holds a B.A. from the University of Wisconsin and an M.B.A. from the University of Michigan. He also serves as a director of Berkeley Technology, Ltd. and a private company.

Thomas R. Lavelle	61

Senior Vice President and General Counsel. Mr. Lavelle has served in his current position since December 2006. Previous to that, Mr. Lavelle served as vice president and general counsel at Xilinx, one of the world's leading suppliers of programmable chips. Mr. Lavelle joined Xilinx in 1999 after spending more than 15 years at Intel Corporation where he held various positions in the legal department. Mr. Lavelle earned a J.D. from Santa Clara University School of Law and a B.A. from the University of California at Los Angeles.

Christopher M. Pickett	45

Senior Vice President, Licensing. Mr. Pickett has served in his current position since September 2010. Previous to that, Mr. Pickett served as our senior vice president, Licensing, Lighting Technology since joining us in December 2009. Prior to Rambus, he was the president of the Licensing Division and general counsel at Global Lighting Technologies, Inc. where he helped to launch the strategy and develop the business plan for separating R&D/IP assets from Global Lighting Technologies, Inc.'s manufacturing company. Prior to Global Lighting Technologies, Mr. Pickett worked for almost 13 years at Tessera Technologies, Inc. where he defined and implemented its licensing business. His last position at Tessera was executive vice president of Licensing and, earlier on, he served as general counsel. Prior to Tessera, Mr. Pickett worked at several San Jose based patent law firms. Mr. Pickett is a member of the California Bar and the U.S. Patent Bar. He received a bachelor of science degree in Electrical Engineering from California Polytechnic State University, San Luis Obispo and a J.D. from the University of San Francisco.

Satish Rishi	52

Senior Vice President, Finance and Chief Financial Officer. Mr. Rishi joined us in his current position in April 2006. Prior to joining us, Mr. Rishi held the position of executive vice president of Finance and chief financial officer of Toppan Photomasks, Inc., (formerly DuPont Photomasks, Inc.) one of the world's leading photomask providers, from November 2001 to April 2006. During his 25-year career, Mr. Rishi has held senior financial management positions at semiconductor and electronic manufacturing companies. He served as vice president and assistant treasurer at Dell Inc. Prior to Dell, Mr. Rishi spent 13 years at Intel Corporation, where he held financial management positions both in the United States and overseas, including assistant treasurer. Mr. Rishi holds a B.S. with honors in Mechanical Engineering from Delhi University in Delhi, India and an M.B.A. from the University of California at Berkeley's Haas School of Business. He also serves as a director of Measurement Specialties, Inc.

Michael Schroeder	52

Senior Vice President, Human Resources. Mr. Schroeder has served as our senior vice president, Human Resources since January 2011 and as our vice president, Human Resources since joining us in June 2004. From April 2003 to May 2004, Mr. Schroeder was vice president, Human Resources at DigitalThink, Inc., an online service company. From August 2000 to August 2002, Mr. Schroeder served as vice president, Human Resources at Alphablox Corporation, a software company. From August 1992 to August 2000, Mr. Schroeder held various positions at Synopsys, Inc., a software and programming company, including vice president, California Site Human Resources, group director Human Resources, director Human Resources and employment manager. Mr. Schroeder attended the University of Wisconsin, Milwaukee and studied Russian.

Martin Scott, Ph.D.	56

Senior Vice President, GM New Business Group. Dr. Scott has served in his current position (formerly titled Senior Vice President, Research and Technology Development) since December 2006. Dr. Scott joined us from PMC-Sierra, Inc., a provider of broadband communications and storage integrated circuits, where he was most recently vice president and general manager of its Microprocessor Products Division from March 2006. Dr. Scott was the vice president and general manager for the I/O Solutions Division (which was purchased by PMC-Sierra) of Avago Technologies Limited, an analog and mixed signal semiconductor components and subsystem company, from October 2005 to March 2006. Dr. Scott held various positions at Agilent Technologies, including as vice president and general manager for the I/O Solutions division from October 2004 to October 2005, when the division was purchased by Avago Technologies, vice president and general manager of the ASSP Division from March 2002 until October 2004, and, before that, Network Products operation manager. Dr. Scott started his career in 1981 as a member of the technical staff at Hewlett Packard Laboratories and held various management positions at Hewlett Packard and was appointed ASIC business unit manager in 1998. He earned a B.S. from Rice University and holds both an M.S. and Ph.D. from Stanford University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

        This Compensation Discussion and Analysis describes our compensation policies, programs, and pay actions for our Named Executive Officers ("NEOs") as identified in the Summary Compensation Table.

        We have organized this report as follows:

  1.
  Executive summary that includes discussion our business performance and the key factors in our 2011 NEO compensation, which are described in more detail in this report

  2.
  Assesment of pay-for-performance

  3.
  NEO compensation process

  4.
  Tools used in the compensation-setting process

  5.
  Components of NEO compensation

  6.
  Other policies and elements of NEO compensation

EXECUTIVE SUMMARY

  2011 Business Performance

        2011 was a mixed year for Rambus. The continued execution of our diversification strategy and strong results in ongoing business initiatives were offset by adverse decisions by the Court of Appeals for the Federal Circuit in May 2011 and in the San Francisco Superior Court of the State of California in November 2011. While our recurring revenues and pace of signing licensees improved during the year, the adverse verdict in the price-fixing case caused our share price to drop significantly. Going forward, our intent is to continue to sign meaningful licenses and to increase the number of and pace at which we sign them. We expect to see results from our diversification strategy, with new licensees in newer areas, and exhibit continued positive momentum in fulfilling our mission of licensing our world-class patent portfolio and providing technology solutions that enrich the end-user experience of electronic systems.

        Our 2011 business highlights included:

  •
  $312.4 million in annual revenue.

  •
  Semiconductors:  We signed or re-signed a number of key patent license agreements during the year, including Toshiba, Panasonic, Freescale and Broadcom.

  •
  Lighting and Display:  GE Lighting demonstrated prototypes of energy-efficient fixtures based on our lighting innovations.

  •
  Cryptography:  We acquired Cryptography Research Inc., (CRI) in June 2011. Our CRI team signed license agreements with a major smartphone and tablet manufacturer, Verimatrix, CPU Tech and Mikron, and partnership agreements with INVIA and Keirex.

  •
  We grew our patent portfolio by more than 20%. At year-end, we had 1,386 patents and 1,059 pending applications.

  2011 NEO Compensation Highlights

  •
  We believe that our NEO compensation is appropriately sensitive to company financial performance, individual performance and long-term shareholder returns. A more complete discussion of pay and performance alignment begins after this Executive Summary.

  •
  2011 total NEO compensation declined 48% for our CEO, and 39%-41% for the other NEOs from 2010. These declines are calculated on a grant date fair value basis, and do not align with the Summary Compensation Table due to the timing of year-end equity awards and the disclosure requirements.

  •
  Annual incentive compensation was earned at approximately 170% of target, based on exceeding our Adjusted EBITDA (AEBITDA) target as defined below.

  •
  The grant date value of 2011 NEO equity awards was more than 55% lower than 2010 awards. These awards were granted in February 2012.

  •
  The realizable value of cumulative equity awards made to our CEO in the 5-year period since 2007 declined by $3.6 million in 2011. Since 2007, our CEO has received option, performance share unit, and restricted share unit awards with a cumulative grant-date fair value of $10.2 million. As of December 31, 2011, the realizable value of these awards was $0.9 million.

  2011 Say-on-Pay Vote

        The advisory vote on NEO compensation at our 2011 annual meeting received 86% favorable votes from our shareholders. The Compensation Committee believes that this result generally affirmed shareholder support of the Company's approach to NEO compensation.

        The Compensation Committee is committed to ensuring that the compensation programs for which they are responsible are consistent with the company's pay for performance policy, and delivers appropriate results given performance and business conditions. Shareholder feedback through this advisory vote will remain an important input into the Compensation Committee's work on compensation design and disclosure.

  Changes to Compensation Programs in 2011

        Several changes were made to NEO compensation programs based on the business highlights noted above and feedback around specific elements to the compensation program from shareholders and their advisory groups.

  •
  All employees, including the NEOs, were eligible for special payouts in addition to the regular annual cash incentive opportunity. Such a payout was earned in 2010 but not in 2011. The maximum annual incentive award in 2011 is 200% of each NEOs target amount.

  •
  We clarified the manner in which we use competitive market information for NEO benchmarking. Previously, we had a stated policy of targeting median for base salary and 75th percentile for target cash compensation and long-term incentives. Upon further analysis, the Compensation Committee concluded that this rigid policy does not reflect how the information is actually used.

  •
  A stated percentile positioning does not reflect differences in individual NEO responsibilities at Rambus compared to available benchmarks and does not reflect how equity award decisions are made.

  •
  Benchmarking information at the median and 75th percentile is still considered by the Compensation Committee, but actual decisions about total compensation, particularly equity compensation, are based on a complete assessment, including individual and company performance.

  •
  In 2011, annual cash compensation (salary plus annual cash incentive) was closer to the market 75th percentile, and equity incentive awards granted in February 2012 resulted in

      (reflecting 2011 total compensation) were well below the 75th percentile market reference points.

  •
  We enhanced our proxy disclosure to increase transparency and ensure a comprehensive understanding of our compensation programs.

  Compensation-Related Shareholder Proposals (See specific proposals for additional details)

  •
  2006 Equity Incentive Plan Amendment (Proposal 3):  We are requesting that our shareholders authorize an additional 6,500,000 shares to be used for equity awards to employees and directors. This is a regularly-scheduled request based on our practice of granting equity as a portion of annual compensation to eligible employees. Our annual dilution from equity awards is well below peer median levels. (See Historical Annual Burn Rate on page 69). We will continue to use the equity authorized for compensation purposes in a responsible manner.

  •
  Option Exchange Program (Proposal 5):  We believe that our market value has been recalibrated with the removal of speculative activity in our stock based on certain litigation outcomes in the past year. A significant majority of employee options outstanding have exercise prices well above the current market price of our common stock, and provide little retention or incentive value. As a technology company that relies on innovations, employees are our single biggest asset and retaining and attracting employees is key to the long term success of our Company. We are proposing an option exchange program to replace existing far-out-of-the-money options with a much lower number of at-the-money options to provide incentives to maintain and continue our current business momentum. We have proposed a program that we believe is fair to shareholders as well as beneficial to our employees.

        Under the proposed program:

  •
  NEOs, certain other senior executives, and Board of directors are not eligible to participate.

  •
  In aggregate, the fair value of the exchanged options will be approximately equal to the fair value of the new options (i.e., "value for value"), resulting in fewer options outstanding.

  •
  Only options with a strike price higher than $14.50 will be eligible for exchange.

  •
  New options will vest over three years, encouraging retention.

  •
  Options tendered in the exchange will be canceled and will not be reissued.

  Compensation and Governance Practices

  •
  The Compensation Committee reviews compensation programs annually to determine whether or not they encourage excessive or unnecessary risk-taking. Their current assessment is that our compensation programs do not encourage excessive or unnecessary risk taking.

  •
  We do not provide cash payments upon termination or change-in-control to our NEOs. Outstanding equity awards may vest upon a "double-trigger" termination in the event of a change-in-control.

  •
  We do not provide perquisites or tax gross-ups to any of our executive officers.

  •
  We have stock ownership guidelines for VPs and above. All of our NEOs meet these guidelines as of December 31, 2011.

  •
  We have no employment agreements or multi-year compensation guarantees for any of our NEOs.

  •
  Our annual dilution from equity compensation has been below the 25th percentile of our Compensation Peer Group in each of the last four years.

  •
  All employees are prohibited from engaging in hedging transactions in Rambus shares.

  •
  The Compensation Committee reserves the right to reduce or withhold future compensation based on any required restatement or adjustment, and to determine the extent to which recovery of prior compensation may be pursued in the event of future adjustments caused by fraud on the part of an executive of Rambus. The Compensation Committee will adopt a policy that complies with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such rules are promulgated.

PAY-FOR-PERFORMANCE OVERVIEW

        Our NEO compensation program closely links compensation to company financial performance and individual performance through annual cash incentives, and the creation of long-term stockholder value through option and restricted stock unit ("RSU") awards. More than 60% of total compensation for our NEOs during 2011 was subject to future performance by the Company and the individual NEO based on the alternative executive compensation approach discussed below. Additional information about the NEO compensation-setting process and the components of NEO pay are addressed in later sections of the CD&A.

  Total Compensation: Opportunity Aligned with Shareholder Experience

        We grant equity awards in February of each year that are based on prior year company and individual performance. For example, equity awarded in February 2012 is considered a piece of 2011 total compensation by the Compensation Committee. Summary Compensation Table reporting requires that awards are reported in the fiscal year in which grants are made. For example, equity awarded in February 2012 as part of the 2011 compensation decision does not show up in the proxy tables until the following year. As such, any assessments of the pay for performance relationship based on values disclosed in the Summary Compensation Table are inconsistent with factors influencing Compensation Committee decisions.

        The table below provides an alternative to the Summary Compensation Table, and is consistent with how decisions are made by the Compensation Committee. Specifically, long-term incentive awards in February of each year are attributed to the prior fiscal year. When presented on this basis, the correlation between pay and performance for NEOs is apparent.

 Annual Executive Compensation—Alternative Approach

				Grant Value(2)
		Base Salary	Cash Bonus(1)			Alternative Total Compensation
Executive	Year			RSUs	Options
Harold Hughes	2011	$498	$857	$241	$547	$2,143
	2010	$480	$1,578	$670	$1,408	$4,136
	2009	$477	$143	$636	$1,482	$2,738
	2008	$440	$242	$291	$837	$1,810
	2007	$416	$168	$1,430	$362	$2,376
Satish Rishi	2011	$325	$458	$44	$184	$1,011
	2010	$325	$789	$167	$379	$1,660
	2009	$324	$72	$182	$420	$998
Thomas R. Lavelle	2011	$325	$510	$44	$184	$1,063
	2010	$325	$904	$167	$379	$1,775
	2009	$324	$83	$227	$459	$1,093
Sharon E. Holt	2011	$325	$516	$51	$204	$1,096
	2010	$320	$904	$209	$433	$1,866
	2009	$319	$80	$227	$446	$1,072
Martin Scott	2011	$325	$464	$51	$204	$1,044
	2010	$320	$789	$209	$433	$1,751
	2009	$318	$72	$182	$420	$992

CEO Pay for Performance
Alternative Total Compensation

(1)
Cash incentive earned for fiscal year performance under the Corporate Incentive Plan (CIP).

(2)
Reflects RSUs and options granted in the February following the fiscal year for which the awards are representative. Equity awards are valued on a fair value basis using the closing share price on the date of grant. Option values for 2011 are estimates. Actual 2011 option values may be different.

        Based on the above table, 2011 total NEO compensation declined 48% for our CEO, and 39%-41% for the other NEOs from 2010.

  Annual Incentive Payouts: Aligned with Financial Performance

        We measure our annual financial performance using Adjusted EBITDA (described in more detail in the "NEO Compensation Components" section), a non-GAAP measure that we think is the best indicator of success in our core businesses and our ability to continue to drive long-term value creation and continued growth in the future.

        2011 NEO annual incentive payouts were approximately 170% of target. Over the past 5 years, we observe that the annual cash incentive payouts have been well-aligned with our GAAP revenue and GAAP operating income. The chart below illustrates the alignment of annual GAAP performance and annual incentive payouts for our CEO from 2007-2011.

Alignment of Annual Bonus Payouts with Performance 2007 - 2011

  Realizable Value of Equity: Aligned with Shareholder Experience

        Our stock price declined substantially in 2011, despite strong momentum and performance in our ongoing business. We believe that our compensation program for senior executives, including our NEOs, is appropriately sensitive to these results. NEO equity awards for 2011 (granted in February 2012) were over 55% lower than 2010 awards (granted in February 2011).

        Since the pay mix for our NEOs is heavily weighted towards equity, our NEOs experience similar changes in the realizable value of their awards as the share price changes. Realizable value is defined as the value of equity awards as of a given date after grant, rather than the value on the date of grant. Thus, to the extent we do not perform for our shareholders, our executives do not benefit from their equity compensation.

        Because of the decline in our share price in 2011, the realizable value of equity awards made to our CEO in the 5-year period since 2007 declined by $3.6 million during 2011. Since 2007, our CEO has received option, performance share unit, and restricted share unit awards with a cumulative grant-date fair value of $10.2 million. As of December 31, 2011, the realizable value of these awards was $0.9 million.

CEO 2007-2011 Equity Awards Grant Date and Realizable Values	CEO 2011 Equity Awards Change in Realizable Value

NEO COMPENSATION PROCESS

  The Role of the Compensation Committee

        The Compensation Committee is responsible for determining and approving CEO compensation, approving compensation recommendations for executive officers and other senior executives, recommending to the board changes to the non-employee director compensation program, and approving the overall levels of equity to be granted each year, among other duties expressed it its charter. In performing these duties, the Compensation Committee evaluates the performance of the CEO and other senior executives, and reviews and evaluates the existing compensation programs. The Compensation Committee does not delegate authority to management for executive compensation decisions.

  The Use of Independent Compensation Consultants

        The Compensation Committee has the authority to obtain advice and assistance from internal or external compensation consultant, attorney, accountant, or other advisers. The Compensation Committee has the authority to retain and terminate any adviser, as well as the authority to approve the fees, terms and conditions of any such engagement.

        The Compensation Committee uses Semler Brossy Consulting Group, LLC (SBCG) to assist in evaluating executive and director compensation. SBCG reports directly to the Compensation Committee, and works collaboratively with management and the Chairperson of the Compensation Committee. The Compensation Committee has directed SBCG to regularly provide independent advice on a number of topics, including current trends in executive compensation design, overall levels of compensation, the merits of using particular forms of compensation, the relative weighting of different compensation elements, and the value of particular performance measures on which to base compensation for all the NEOs. SBCG also prepares specific material and analyses for the Compensation Committee on CEO compensation. SBCG has not performed, and does not currently have any other consulting engagements with management, or the Company. The Compensation Committee evaluates the services provided by SBCG on an annual basis.

  The Role of Management

        The CEO and Senior Vice President of Human Resources present annual performance reviews and compensation recommendations for the senior executives (excluding the CEO) for which the Compensation Committee has responsibility. Management personnel also provides support and assistance to the Compensation Committee by working with the Compensation Committee's independent consultant, compiling third party reports on compensation data, analyzing peer group data and providing other related compensation information and assessments.

TOOLS USED IN THE COMPENSATION-SETTING PROCESS

  Peer Group Comparisons

        The Compensation Committee analyzes market compensation levels of executives at comparable companies to determine whether the total compensation opportunity available to our NEOs is appropriate and competitive, and consistent with the Company's compensation philosophy and objectives. Each year, SBCG, together with senior members of our Human Resources department, defines and assesses the appropriateness of a group of similarly situated companies for purposes of this comparison, referred to as the Compensation Peer Group. The Compensation Committee reviews the Compensation Peer Group as recommended by management and SBCG, and then approves this group for use in the evaluation of NEO compensation as discussed below.

        The 2011 Compensation Peer Group consisted of 18 companies selected based on a number of key attributes, including revenue, technological complexity, industry and business characteristics, market capitalization and number of employees.

Altera Corporation	FormFactor, Inc.	RF Micro Devices, Inc.
Applied Micro Circuits Corporation	Integrated Device Technology, Inc.	Semtech Corporation
Cavium Networks, Inc.	InterDigital, Inc.	Silicon Image, Inc.
Cree, Inc.	MIPS Technologies, Inc.	Silicon Laboratories Inc.
Cymer, Inc.	OmniVision Technologies, Inc.	Synopsys, Inc.
DSP Group, Inc.	PMC-Sierra, Inc.	Tessera Technologies, Inc.

  External Compensation Data

        The Compensation Committee also reviewed data from the Radford Select Executive Compensation Report to supplement the publicly available Compensation Peer Group data. The Compensation Committee considered the information available in the Radford Select Executive Compensation Report to assist in establishing NEO compensation by considering industry and general best practices, benchmarks and marketplace trends and developments, but without reference to any specific compensation information for any individual company included in this report.

  Individual Leadership and Performance Assessments

        The Compensation Committee reviews comprehensive performance assessments of the senior executive team, and conducts a review of the CEO performance. This assessment includes pre-established strategic objectives and review of direct feedback from managers, peers and subordinates. The Compensation Committee also holds an annual joint meeting with the Corporate Governance/Nominating Committee to review and discuss Company leadership development, performance objectives and emergency and long-term succession planning.

  Benchmarking Process

        The Compensation Committee considers several external and internal factors to ensure that compensation packages are in line with our pay for performance philosophy and competitive in the market for talent. Market compensation levels and individual leadership and performance assessments as discussed in this section are important inputs into the decision-making process. Additional factors considered include job scope, individual skills/experience, relative importance of the individual's role, internal pay equity, historical pay levels and equity holdings, and recent company performance.

        The Compensation Committee reviews median and 75th percentile data as a meaningful input into the compensation setting process. We have historically had a stated policy of targeting median for base salary and 75th percentile for target cash compensation and long-term incentives. Upon further analysis of how this information is actually used, the Compensation Committee has determined to not promote a rigid policy about pay positioning for several reasons:

  •
  A stated percentile positioning does not reflect differences in individual NEO responsibilities at Rambus compared to available benchmarks and does not reflect how equity award decisions are made.

  •
  Actual decisions about equity compensation are based on a complete assessment of individual and company performance rather than benchmarking results.

        For 2011, this resulted in annual cash compensation (salary plus annual cash incentive) that was closer to the market 75th percentile, and equity incentive awards granted in February 2012 (reflecting 2011 total compensation) were well below the 75th percentile market reference points for the NEOs. The Compensation Committee believes this result is appropriate.

NEO COMPENSATION COMPONENTS

  Annual Base Salary

        The Compensation Committee evaluates base salaries for the NEOs on an annual basis. The Compensation Committee considers a number of factors, including the NEO's salary history, current compensation levels, responsibilities, experience, individual and Company performance, and market information when determining and approving NEO salary increases.

        In 2011, the Compensation Committee approved increases in the base salaries for Mr. Hughes, Ms. Holt and Dr. Scott. These increases were made to reflect strong individual performance as well as recent market trends.

        2012 salary changes are outlined in the table below.

  Annual Variable Cash Compensation—Corporate Incentive Plan (CIP)

        The CIP provides cash incentives to NEOs based upon the achievement of specific levels of Company and individual performance. The CIP is used for all incentive-eligible employees at the Company. Target opportunity for NEOs under the 2011 CIP was based 70% on Company financial performance and 30% on specific predefined individual objectives, commonly referred to as MBOs.

        The Compensation Committee approved increases in target annual cash incentives for all NEOs in 2011. These increases were made to reflect strong individual performance and recent market trends. Changing target annual cash incentives and leaving salary largely unchanged reflects the commitment to using performance-based compensation more heavily.

 Changes in Target Cash Compensation

	Base Salary				Total CIP Target
Executive	2010	2011	2012	2012 vs 2011% Change	2010	2011	2012	2012 vs 2011% Change
Harold Hughes	$480,000	$500,000	$500,000	0.0%	$480,000	$500,000	$500,000	0.0%
Satish Rishi	$325,000	$325,000	$325,000	0.0%	$240,000	$270,000	$280,000	+3.7%
Thomas R. Lavelle	$325,000	$325,000	$325,000	0.0%	$275,000	$300,000	$310,000	+3.3%
Sharon E. Holt	$320,000	$325,000	$335,000	+3.1%	$275,000	$300,000	$320,000	+6.7%
Martin Scott	$320,000	$325,000	$335,000	+3.1%	$240,000	$270,000	$310,000	+14.8%

  Company Performance Component—70%

        We used Adjusted EBITDA (AEBITDA) for the Company performance component of the 2011 CIP(1). AEBITDA is a non-GAAP measure that consists of GAAP EBITDA, excluding litigation expenses, stock-based compensation expense, previous stock-based compensation restatement and related legal expenses, retention bonuses and any CIP related expenses. One-time or extraordinary expense or income items may be excluded at the Compensation Committee's discretion. The Company believes that AEBITDA provides a meaningful measure of core financial performance and supports our short-term and long-term business objectives. 2011 threshold, target, and maximum AEBITDA for the CIP were as follows:

2011 Adjusted EBITDA Goals ($ in millions)

	Threshold	Target	Maximum
Adjusted EBITDA	$112.7	$141.7	$192.7
Pay out as % of Target	50%	100%	200%

  Individual Performance Component—30%

        Each NEO must also achieve certain pre-determined strategic business goals in order to earn the MBO component of the CIP. MBOs ensure that our NEOs continue to deliver on individual operational objectives. MBOs are proposed by senior management personnel and approved annually by the Compensation Committee. The individual MBOs are measured on a quarterly basis.

        The MBO component of the CIP is earned upon achievement and paid quarterly. Up to 125% of the MBO component can be earned regardless of financial performance. Above 125%, to a maximum of 200%, may be earned if AEBITDA performance exceeds target.

        Individual MBOs tie directly to our overall operating plan objectives as approved by the Board of Directors annually. 2011 MBOs for NEOs were tied to one or more of the following strategic business objectives:

  1.
  Continue to advance our memory technology and expand overall semiconductor position

(1)
For 2010, the Company's performance component was measured and paid based on the achievement of adjusted pre-tax income ("APTI"). APTI consists of GAAP pre-tax income adjusted to exclude litigation expenses, certain acquisition related expenses, stock-based compensation expense, previous stock-based compensation restatement and related legal expenses, and any CIP related expenses. One time or any extraordinary expense or income items may also be excluded at the Compensation Committee's discretion.

  2.
  Secure past and generate future revenue related to Dynamic Random Access Memory

  3.
  Bring first general lighting customer to market and sign at least one other key brand

  4.
  Maximize the quality and quantity of our inventions

  5.
  Optimize licensing opportunities especially in areas with multiple Rambus technology innovations

  6.
  Diversify into one or two major businesses beyond semiconductor and lighting and display

  7.
  Develop organization and our people for rapid change and increasing complexity

  2011 CIP Payouts

        2011 AEBITDA was $177.4 million, above the annual target of $141.7 million. Resulting CIP payouts were approximately 170% of target for the NEOs, including the impact of individual MBO performance.

2011 CIP Payouts

		Corporate Component		MBO Component
	Total CIP Target					Actual Total Bonus Paid	% of CIP Target
Executive		Target	Achievement	Target	Achievement
Harold Hughes	$500,000	$350,000	$595,000	$150,000	$261,693	$856,693	171.3%
Satish Rishi	$270,000	$189,000	$321,300	$81,000	$137,113	$458,413	169.8%
Thomas R. Lavelle	$300,000	$210,000	$357,000	$90,000	$153,000	$510,000	170.0%
Sharon E. Holt	$300,000	$210,000	$357,000	$90,000	$158,670	$515,670	171.9%
Martin Scott	$270,000	$189,000	$321,300	$81,000	$142,894	$464,194	171.9%

  Additional CIP Opportunity—Strategic Objectives

        Additional cash opportunity was available to all employees in 2011 based on the achievement of pre-determined strategic objectives, with payout levels and objectives approved by the Compensation Committee. The goals under this plan were not achieved in 2011 and no payouts were made. The Compensation Committee eliminated this plan for 2012.

        We believe that the disclosure of the specific strategic objectives could result in significant competitive harm by revealing key elements of our business strategy. The objectives were based on the achievement of objective and quantifiable financial results. Each special strategic goal was tied to a defined event that was expected to significantly strengthen the Company's operating results and financial performance, positioning for future performance, and the ability to execute successfully on the licensing platform and business model.

        For each of the two strategic goals, there were threshold, target, and maximum performance objectives that would have yielded 50%, 100%, and 200% of each NEO's annual CIP target, respectively. Payment of awards under this special strategic component of the 2011 CIP for our NEOs would have been made in equal installments in the two annual periods following achievement of the objectives.

  Equity Compensation

        The Compensation Committee reviews market information, external competitive circumstances, overall ownership and vesting schedules of existing equity held by the NEO, and each NEO's performance and contribution during the completed fiscal year to determine annual equity awards.

        The Compensation Committee evaluates annually the structure of the equity compensation program, including the vehicles used and the allocation of stock options and restricted stock units to ensure that grants appropriately support our strategic and financial objectives.

        NEO equity awards granted in February 2011 consisted of 75% in stock options and 25% in RSUs. The Compensation Committee believes this allocation appropriately balances incentives for growth in share price versus the retention encouraged by RSUs. Options granted in 2011 vest over 5 years and options granted in 2012 vest over 4 years. RSUs granted in 2011 and 2012 vest ratably over 4 years.

        The Compensation Committee maintained the 75% option / 25% RSU allocation for the total value of the equity awards made in February 2012 for 2011 performance. 2012 grants reflected a decrease in grant-date fair value of over 55% versus 2011. In determining these grants, the Compensation Committee considered a number of factors, consistent with the approach described above, including particular focus on the recent stock price decrease.

	February 2011 Equity Grants			February 2012 Equity Grants
Executive	Number of Options	Number of RSUs	Grant-Date Fair Value	Number of Options	Number of RSUs	Grant-Date Fair Value	% Change in Grant Date Fair Value
Harold Hughes	130,000	32,000	$2,077,621	134,000	33,000	$787,950	(62.1)%
Satish Rishi	35,000	8,000	$546,480	45,000	6,000	$227,460	(58.4)%
Thomas R. Lavelle	35,000	8,000	$546,480	45,000	6,000	$227,460	(58.4)%
Sharon E. Holt	40,000	10,000	$642,488	50,000	7,000	$255,170	(60.3)%
Martin Scott	40,000	10,000	$642,488	50,000	7,000	$255,170	(60.3)%

  Aggregate Equity Usage

        Our total equity usage rate(2) from compensation grants has been below the 25th percentile of our Compensation Peer Group in each of the last four years.

Historical Annual Burn Rate
(as a % of total shares outstanding)

	2008	2009	2010	2011
Rambus	2.8%	1.6%	2.2%	2.6%
Compensation Peer Group Median	4.6%	4.7%	4.3%	N/A

OTHER POLICIES AND ELEMENTS OF NEO COMPENSATION

  Benefits

        We do not provide any perquisites to NEOs that are not generally available to the broad employee population. This includes supplemental pension arrangements, post-retirement health coverage, or private aircraft benefits. Our NEOs are eligible to participate in our 401(k) plan, our health and welfare benefits, and our Employee Stock Purchase Plan on the same terms as other participating employees.

(2)
Equity usage rate is calculated by dividing (a) the sum of all equity awards granted and equity awards assumed (without taking into account cancellations) by (b) the total outstanding shares of common stock on the measurement date. A conversion factor of 1.5x is used for any full value awards, which would include any restricted stock awards or restricted stock units, when determining the sum of all equity awards granted for purposes of the calculation.

  Stock Ownership Guidelines

        Our senior executives are expected to accumulate and hold a minimum level of common stock throughout their tenure at Rambus. The required levels are 5x base salary for the CEO and 3x base salary for the other NEOs(3). Executives have five years to achieve their required level of ownership from the date that they become covered by the policy. Elements that qualify towards ownership goals include shares owned outright, unvested restricted stock and restricted stock units, the intrinsic value of vested and unexercised stock options, and shares acquired under our Employee Stock Purchase Plan. As of December 31, 2011, all of our NEOs had met their ownership requirements.

  Hedging

        All employees are prohibited from engaging in hedging transactions in Rambus shares.

  Equity Grant Policy

        Annual equity awards are granted on February 1st of each year. If February 1st is not a trading day, the grants become effective and are priced as of the next trading day. The number of shares and key award terms of awards to Section 16 officers are approved by the Compensation Committee prior to the February 1st award date.

  Compensation Recovery

        The Compensation Committee reserves the right to reduce or withhold future compensation based on any required restatement or adjustment, and to determine the extent to which recovery of prior compensation may be pursued in the event of future adjustments caused by fraud on the part of an executive of Rambus. The Compensation Committee will adopt a policy that complies with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such rules are promulgated.

  Tax Considerations

        The Compensation Committee considers the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, when determining NEO compensation. All of the stock options granted to our NEOs are intended to qualify under Section 162(m) as performance-based compensation. However, earned restricted stock units and annual variable cash awards paid to our NEOs under our current annual incentive plan may not be deductible as these awards may not qualify as "performance-based compensation" for purposes of Section 162(m). The Compensation Committee intends to continue evaluating all of our executive compensation and will qualify such compensation as performance based compensation under Section 162(m) to the extent applicable, and so long as the Compensation Committee determines that doing so is in the Company's best interests.

  Compensation Program Risk Evaluation

        The Compensation Committee reviewed the elements of named executive compensation to determine whether any portion of the overall program encouraged excessive risk taking. Following this assessment, the Compensation Committee believes that, although the majority of compensation provided to our named executive officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. We believe that the design of these compensation programs encourage our named executive officers to remain focused on both short-term and long-term strategic goals.

(3)
Elements that will qualify towards ownership goals will include: the value of vested and unvested restricted stock and restricted stock units, vested and unexercised stock options, shares acquired under our Employee Stock Purchase Plan and any other shares of common stock owned outright.

 COMPENSATION COMMITTEE REPORT

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

THE COMPENSATION COMMITTEE
Penelope A. Herscher (Chairperson) David Shrigley Abraham D. Sofaer

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table shows compensation information for 2009, 2010 and 2011 for the named executive officers.

Summary Compensation
For Fiscal Years 2009, 2010 and 2011

Name and Title	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Harold Hughes	2011	498,333	669,760	1,407,861	856,693	29,474	3,462,121
Chief Executive Officer and	2010	480,000	636,160	1,481,916	1,577,796	28,387	4,204,259
President	2009	476,667	290,700	837,236	143,399	26,007	1,774,009
Satish Rishi	2011	325,000	167,440	379,040	458,413	29,528	1,359,421
Senior Vice President, Finance	2010	325,000	181,760	419,658	788,898	28,387	1,743,703
and Chief Financial Officer	2009	324,437	88,031	256,150	72,000	24,348	764,966
Thomas R. Lavelle	2011	325,000	167,440	379,040	510,000	22,393	1,403,873
Senior Vice President and	2010	325,000	227,200	459,001	903,946	47,045	1,962,192
General Counsel	2009	323,917	88,031	256,150	82,500	20,068	770,666
Sharon E. Holt	2011	324,583	209,300	433,188	515,670	30,122	1,512,863
Senior Vice President, GM	2010	320,000	227,200	445,886	903,946	53,993	1,951,025
Semiconductor Business Group	2009	319,333	88,031	256,150	80,438	18,241	762,193
Martin Scott	2011	324,583	209,300	433,188	464,194	30,122	1,461,387
Senior Vice President, GM	2010	320,000	181,760	419,658	788,898	29,035	1,739,351
New Business Group	2009	318,467	88,031	256,150	72,000	24,996	759,644

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)
Amounts for fiscal year 2011 consist of compensation earned for services rendered in fiscal year 2011 and are based upon the achievement of certain targets under the 2011 Corporate Incentive Plan targets. The target and achievement results were reviewed and approved by the Compensation Committee. The plan is further described under "Compensation Discussion & Analysis—Executive Compensation Components."

(3)
In addition to any specific other compensation disclosed with respect to individual named executive officers, amounts reported in the "All Other Compensation" column for 2011 and previous years consist of matching contributions to the named executive officers' 401(k) accounts and premiums paid for health and welfare insurance policies.

 Grants of Plan Based Awards

        The following table shows all plan-based awards granted to the named executive officers during fiscal year 2011. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2011 Year-End Table that follows.

Grants of Plan Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares or Stock Units(2) (#)	All Other Option Awards; Number of Securities Underlying Options(3) (#)
											Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Options Awards(4) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Harold Hughes	02/01/2011	01/20/2011	—	—	—	—	—	—	32,000	—	0.00	669,760
	02/01/2011	01/20/2011	—	—	—	—	—	—	—	130,000	20.93	1,407,861
	—	01/20/2011	250,000	500,000	3,000,000
Satish Rishi	02/01/2011	01/20/2011	—	—	—	—	—	—	8,000	—	0.00	167,440
	02/01/2011	01/20/2011	—	—	—	—	—	—	—	35,000	20.93	379,040
	—	01/20/2011	135,000	270,000	1,620,000
Thomas R. Lavelle	02/01/2011	01/20/2011	—	—	—	—	—	—	8,000	—	0.00	167,440
	02/01/2011	01/20/2011	—	—	—	—	—	—	—	35,000	20.93	379,040
	—	01/20/2011	150,000	300,000	1,800,000
Sharon E. Holt	02/01/2011	01/20/2011	—	—	—	—	—	—	10,000	—	0.00	209,300
	02/01/2011	01/20/2011	—	—	—	—	—	—	—	40,000	20.93	433,188
	—	01/20/2011	150,000	300,000	1,800,000
Martin Scott	02/01/2011	01/20/2011	—	—	—	—	—	—	10,000	—	0.00	209,300
	02/01/2011	01/20/2011	—	—	—	—	—	—	—	40,000	20.93	433,188
	—	01/20/2011	135,000	270,000	1,620,000

(1)
Amounts shown are estimated payouts for fiscal year 2011 to the named executive officers based on the 2011 bonus targets under the plan discussed under "Compensation Discussion & Analysis—Executive Compensation Components." Actual bonuses received by these named executive officers for fiscal 2011 are reported in the Summary Compensation for Fiscal Year 2011 table under the column entitled "Non-Equity Incentive Plan Compensation" and described under "Compensation Discussion & Analysis—Executive Compensation Components"

(2)
Restricted stock units granted to all named executives on February 1, 2011.

(3)
The stock options were granted as part of the Company's regular performance review process and vest based on the executive continuing to provide services to the company through the applicable vesting dates. See the "Compensation Discussion and Analysis" and "Outstanding Equity Awards at Fiscal Year-End" for additional information with respect to these stock option grants.

(4)
The value of a stock award or stock option award is based on the fair market value as of the grant date of such award determined pursuant to FASB ASC Topic 718. Stock awards consist of restricted stock unit awards. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of our Common Stock at such date in the future when the option is exercised exceeds the exercise price.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2011. Unvested stock awards reported in the Grants of Plan-Based Awards table on the previous page are also included in the table below.

Outstanding Equity Awards at Fiscal 2011 Year-End

	Option Awards						Stock Awards
Name	# of Securities Underlying Unexercised Options (#) Exercisable		# of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares, or Units of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards: # of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Harold Hughes	21,666	(2)	108,334	—	20.93	2/1/2021	—		—	—	—
	—		—	—	—	—	32,000	(3)	241,600	—	—
	41,433	(4)	71,567	—	22.72	2/1/2020	—		—	—	—
	—		—	—	—	—	21,000	(5)	158,550	—	—
	74,800	(6)	57,200	—	8.55	2/2/2019	—		—	—	—
	—		—	—	—	—	17,000	(7)	128,350	—	—
	24,533	(8)	7,467	—	19.86	2/1/2018	—		—	—	—
	—		—	—	—	—	6,000	(9)	45,300	—	—
	241,666	(10)	8,334	—	18.69	2/1/2017	—		—	—	—
	270,000	(11)	—	—	22.94	1/6/2016	—		—	—	—
	250,000	(12)	—	—	21.51	1/10/2015	—		—	—	—
	14,543	(13)	—	—	16.07	10/1/2014	—		—	—	—
	40,000	(14)	—	—	17.51	6/2/2013	—		—	—	—
Satish Rishi	5,833	(15)	29,167	—	20.93	2/1/2021	—		—	—	—
	—		—	—	—	—	8,000	(16)	60,400	—	—
	11,733	(17)	20,267	—	22.72	2/1/2020	—		—	—	—
	—		—	—	—	—	6,000	(18)	45,300	—	—
	22,885	(19)	17,500	—	8.55	2/2/2019	—		—	—	—
	—		—	—	—	—	5,148	(20)	38,867	—	—
	30,666	(21)	9,334	—	19.86	2/1/2018	—		—	—	—
	—		—	—	—	—	3,000	(22)	22,650	—	—
	96,666	(23)	3,334	—	18.69	2/1/2017	—		—	—	—
	220,000	(24)	—	—	40.80	4/11/2016	—		—	—	—
Thomas R. Lavelle	5,833	(25)	29,167	—	20.93	2/1/2021	—		—	—	—
	—		—	—	—	—	8,000	(26)	60,400	—	—
	12,833	(27)	22,167	—	22.72	2/1/2020	—		—	—	—
	—		—	—	—	—	7,500	(28)	56,625	—	—
	16,221	(29)	17,500	—	8.55	2/2/2019	—		—	—	—
	—		—	—	—	—	5,148	(30)	38,867	—	—
	—		—	—	—	—	5,000	(31)	37,750	—	—
	30,666	(32)	9,334	—	19.86	2/1/2018	—		—	—	—
	—		—	—	—	—	3,000	(33)	22,650	—	—
	196,666	(34)	3,334	—	19.16	1/3/2017	—		—	—	—
Sharon E. Holt	6,666	(35)	33,334	—	20.93	2/1/2021	—		—	—	—
	—		—	—	—	—	10,000	(36)	75,500	—	—
	12,466	(37)	21,534	—	22.72	2/1/2020	—		—	—	—
	—		—	—	—	—	7,500	(38)	56,625	—	—
	22,885	(39)	17,500	—	8.55	2/2/2019	—		—	—	—
	—		—	—	—	—	5,148	(40)	38,867	—	—
	—		—	—	—	—	5,000	(41)	37,750	—	—
	30,666	(42)	9,334	—	19.86	2/1/2018	—		—	—	—
	—		—	—	—	—	3,000	(43)	22,650	—	—
	77,333	(44)	2,667	—	18.69	2/1/2017	—		—	—	—
	75,000	(45)	—	—	22.94	1/6/2016	—		—	—	—
	32,000	(46)	—	—	24.04	12/3/2014	—		—	—	—
	200,000	(47)	—	—	16.76	8/2/2014	—		—	—	—
Martin Scott	6,666	(48)	33,334	—	20.93	2/1/2021	—		—	—	—
	—		—	—	—	—	10,000	(49)	75,500	—	—
	11,733	(50)	20,267	—	22.72	2/1/2020	—		—	—	—
	—		—	—	—	—	6,000	(51)	45,300	—	—
	22,885	(52)	17,500	—	8.55	2/2/2019	—		—	—	—
	—		—	—	—	—	5,148	(53)	38,867	—	—
	—		—	—	—	—	5,000	(54)	37,750	—	—
	23,000	(55)	7,000	—	19.86	2/1/2018	—		—	—	—
	—		—	—	—	—	2,500	(56)	18,875	—	—
	196,666	(57)	3,334	—	19.16	1/3/2017	—		—	—	—

(1)
The market value is calculated using the closing price of our Common Stock of $7.55 on December 30, 2011 (the last trading day of 2011), as reported on The Nasdaq Global Select Market, multiplied by the unvested stock amount.

(2)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(3)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 8,000 shares on each anniversary of the grant date until one-hundred percent vested.

(4)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(5)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 7,000 shares on each anniversary of the grant date until one-hundred percent vested.

(6)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(7)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 8,500 shares on each anniversary of the grant date until one-hundred percent vested.

(8)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2013.

(9)
The restricted stock unit was granted on February 1, 2008. The grant shall vest in equal installments of 6,000 shares on each anniversary of the grant date until one-hundred percent vested.

(10)
The option was granted on February 1, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2012.

(11)
The option was granted on January 6, 2006. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on January 6, 2011.

(12)
The option was granted on January 10, 2005. Options representing 1/48th of the shares vested monthly during the four year period following the grant date until they were fully vested on January 10, 2009.

(13)
The option was granted on October 1, 2004. Options representing 1/48th of the shares vested monthly over the four year period following the grant date until they were fully vested on October 1, 2008.

(14)
The option was granted on June 2, 2003. Options representing 5,000 shares vested on December 2, 2003, and the remaining options vested in equal monthly installments until they were fully vested on June 2, 2007.

(15)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(16)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 2,000 shares on each anniversary of the grant date until one-hundred percent vested.

(17)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(18)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 2,000 shares on each anniversary of the grant date until one-hundred percent vested.

(19)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(20)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 2,574 shares on each anniversary of the grant date until one-hundred percent vested.

(21)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2013.

(22)
The restricted stock unit was granted on February 1, 2008. The grant shall vest in equal installments of 3,000 shares on each anniversary of the grant date until one-hundred percent vested.

(23)
The option was granted on February 1, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2012.

(24)
The option was granted on April 11, 2006. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on April 11, 2011.

(25)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(26)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 2,000 shares on each anniversary of the rant date until one-hundred percent vested.

(27)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(28)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 2,500 shares on each anniversary of the rant date until one-hundred percent vested.

(29)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(30)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 2,574 shares on each anniversary of the grant date until one-hundred percent vested.

(31)
The restricted stock unit was granted on August 28, 2008. The grant shall vest in equal installments of 5,000 shares on each anniversary of the grant date until one-hundred percent vested.

(32)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2013.

(33)
The restricted stock unit was granted on February 1, 2008. The grant shall vest in equal installments of 3,000 shares on each anniversary of the grant date until one-hundred percent vested.

(34)
The option was granted on January 3, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on January 3, 2012.

(35)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(36)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 2,500 shares on each anniversary of the grant date until one-hundred percent vested.

(37)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(38)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 2,500 shares on each anniversary of the grant date until one-hundred percent vested.

(39)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(40)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 2,574 shares on each anniversary of the grant date until one-hundred percent vested.

(41)
The restricted stock unit was granted on August 28, 2008. The grant shall vest in equal installments of 5,000 shares on each anniversary of the grant date until one-hundred percent vested.

(42)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2013.

(43)
The restricted stock unit was granted on February 1, 2008. The grant shall vest in equal installments of 3,000 shares on each anniversary of the grant date until one-hundred percent vested.

(44)
The option was granted on February 1, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2012.

(45)
The option was granted on January 6, 2006. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on January 6, 2011.

(46)
The option was granted on December 3, 2004. Options representing 1/12th of the total grant vested in monthly installments on January 31, 2009 until they were fully vested on December 31, 2009.

(47)
The option was granted on August 2, 2004. Options representing 1/10th of the shares vested six months from the grant date and the remaining shares vested in equal monthly installments until they were fully vested on August 2, 2009.

(48)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(49)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 2,500 shares on each anniversary of the grant date until one-hundred percent vested.

(50)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(51)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 2,000 shares on each anniversary of the grant date until one-hundred percent vested.

(52)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(53)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 2,574 shares on each anniversary of the grant date until one-hundred percent vested.

(54)
The restricted stock unit was granted on August 28, 2008. The grant shall vest in equal installments of 5,000 shares on each anniversary of the grant date until one-hundred percent vested.

(55)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2013.

(56)
The restricted stock unit was granted on February 1, 2008. The grant shall vest in equal installments of 2,500 shares on each anniversary of the grant date until one-hundred percent vested.

(57)
The option was granted on January 3, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on January 3, 2012.

        Each of the options and other equity awards reflected on the table above were issued under the 1997 Plan, the 1999 Plan or the 2006 Plan, which are plans that were or are available to all of our employees.

        In the case of the 1997 Plan and the 1999 Plan, if a "merger" of the Company occurs, as defined in the relevant plan, each outstanding option or equity award will be assumed or an equivalent option or right substituted by the successor company. Following such assumption or substitution, if the participant's status as a service provider is terminated by the successor corporation as a result of an "involuntary termination" other than for "cause," each as defined in the relevant plan, within twelve months following the merger, then the participant will fully vest and have the right to exercise all of his or her options and will convert any other equity awards into shares of Common Stock (commonly referred to as a "double-trigger" termination). In the event that the successor company refuses to assume or substitute for the equity award the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met immediately prior to the merger.

        In the case of the 2006 Plan, in the event of a "change of control" of the Company, as defined in the plan, each outstanding option or equity award will be assumed or an equivalent option or right substituted by the successor company. In the event that the successor company refuses to assume or substitute for the option or equity award, the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the administrator of the 2006 Plan will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

        The form of option agreement for the 2006 Plan provides that if a successor company assumes outstanding options or substitutes for options with an equivalent award, then if following such assumption or substitution the participant's status as an employee or employee of the successor company, as applicable, is terminated by the successor company as a result of an Involuntary Termination (as defined below) other than for Cause (as defined below) within twelve months following the change in control, the option will immediately vest and become exercisable as to 100% of the shares subject to the option.

        For purposes of the 2006 Plan form option agreement, "Cause" will mean (i) any act of personal dishonesty taken by the participant in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the participant, (ii) the participant's conviction of a felony, (iii) a willful act by the participant which constitutes gross misconduct and which is injurious to the successor company, and (iv) following delivery to the participant of a written demand for performance from the successor company which describes the basis for the successor company's belief that the participant has not substantially performed his or her duties, continued violations by the participant of the participant 's obligations to the successor company which are demonstrably willful and deliberate on the participant's part.

        For purposes of the 2006 Plan form option agreement, any of the following events shall constitute an "Involuntary Termination": (i) without the participant's express written consent, a significant reduction of the participant's duties, authority or responsibilities, relative to the participant's duties, authority or responsibilities as in effect immediately prior to the change in control, or the assignment to the participant of such reduced duties, authority or responsibilities; (ii) without the participant's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the participant immediately prior to the change in control; (iii) a reduction by the successor company in the base salary of the participant as in effect immediately prior to the change in control; (iv) a material reduction by the successor company in the kind or level of employee benefits, including bonuses, to which the participant was entitled immediately prior to the change in control with the result that the participant's overall benefits package is significantly reduced; (v) the relocation of the participant to a facility or a location more than fifty miles from the participant's then present location, without the participant's express written consent; (vi) any purported termination of the participant by the successor company which is not effected for disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the Participant.

Option Exercises and Stock Vested

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)($)
Harold Hughes	—	—	21,500	450,845
Satish Rishi	—	—	32,574	682,031
Thomas R. Lavelle	6,664	60,784	23,074	430,146
Sharon E. Holt	—	—	13,074	225,146
Martin Scott	—	—	17,074	285,016

(1)
The value realized equals the market value of our Common Stock on the vesting date, multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change-in-Control

        We have no contractual arrangements with our named executive officers that would provide payments upon termination or change-in-control. Outstanding equity awards may vest upon a "double-trigger" termination in the event of a change-in-control, as provided under the applicable equity plan and as described under the "Outstanding Equity Awards at Fiscal 2011 Year-End" table. This accelerated vesting applies to all awards made under the plans and is not specific to awards made to our named executive officers. The following table summarizes the value of the potential accelerated vesting to each named executive officer based on the closing price of our common stock of $7.55 on December 30, 2011 (the last trading day of 2011) as reported on the Nasdaq Global Select Market.

Name	Value of Acelerated Stock Options ($)	Value of Acelerated Stock Awards ($)	Total Value of Accelerated Options and Stock Awards ($)
Harold Hughes	—	573,800	573,800
Satish Rishi	—	167,217	167,217
Thomas R. Lavelle	—	216,292	216,292
Sharon E. Holt	—	231,392	231,392
Martin Scott	—	216,292	216,292

Compensation of Directors

        The following table shows compensation information for our non-employee directors for 2011.

Director Compensation
For Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension and Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Thomas Bentley	65,000		160,013	(2)	—	—	—	—	225,013
Sunlin Chou	50,000		160,013	(3)	—	—	—	—	210,013
Bruce Dunlevie	28,929	(4)	—		—	—	—	—	28,929
P. Michael Farmwald	40,000		160,013	(5)	—	—	—	—	200,013
Penelope A. Herscher	60,000		160,013	(6)	—	—	—	—	220,013
David Shrigley	40,000		160,013	(7)	—	—	—	—	200,013
Abraham Sofaer	40,010	(8)	160,013	(9)	—	—	—	—	200,023
Eric Stang	52,500		160,013	(10)	—	—	—	—	212,513

(1)
Amounts shown do not reflect compensation actually received by the non-employee directors. Instead, the amounts shown are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)
Reflects the compensation costs recognized in 2011 associated with a restricted stock unit award of 11,612 shares of Common stock made on October 3, 2011 with a fair value as of the grant date of $13.78 per share disregarding forfeiture assumptions. Mr. Bentley also had options to purchase an aggregate of 92,917 shares outstanding as of December 31, 2011.

(3)
Reflects the compensation costs recognized in 2011 associated with a restricted stock unit award of 11,612 shares of Common stock made on October 3, 2011 with a fair value as of the grant date of $13.78 per share disregarding forfeiture assumptions. Dr. Chou also had options to purchase an aggregate of 80,000 shares outstanding as of December 31, 2011.

(4)
Reflects the fees paid to Mr. Dunlevie until his resignation from the Board on June 10, 2011. Mr. Dunlevie had options to purchase an aggregate of 138,333 shares outstanding as of June 10, 2011.

(5)
Reflects the compensation costs recognized in 2011 associated with a restricted stock unit award of 11,612 shares of Common stock made on October 3, 2011 with a fair value as of the grant date of $13.78 per share disregarding forfeiture assumptions. Dr. Farmwald also had options to purchase an aggregate of 100,000 shares outstanding as of December 31, 2011.

(6)
Reflects the compensation costs recognized in 2011 associated with a restricted stock unit award of 11,612 shares of Common stock made on October 3, 2011 with a fair value as of the grant date of $13.78 per share disregarding forfeiture assumptions. Ms. Herscher also had options to purchase an aggregate of 60,000 shares outstanding as of December 31, 2011.

(7)
Reflects the compensation costs recognized in 2011 associated with a restricted stock unit award of 11,612 shares of Common stock made on October 3, 2011 with a fair value as of the grant date of $13.78 per share disregarding forfeiture assumptions. Mr. Shrigley also had options to purchase an aggregate of 60,000 shares outstanding as of December 31, 2011.

(8)
Mr. Sofaer elected to receive 3,227 shares of Common Stock in lieu of board fees for fiscal year 2011. The respective closing values to determine the amount of shares issued were $19.75 on March 31, 2011; $14.68 on June 30, 2011; $14.00 on September 30, 2011; and $7.55 on December 30, 2011.

(9)
Reflects the compensation costs recognized in 2011 associated with a restricted stock unit award of 11,612 shares of Common stock made on October 3, 2011 with a fair value as of the grant date of $13.78 per share disregarding forfeiture assumptions. Mr. Sofaer also had options to purchase an aggregate of 80,000 shares outstanding as of December 31, 2011.

(10)
Reflects the compensation costs recognized in 2011 associated with a restricted stock unit award of 11,612 shares of Common stock made on October 3, 2011 with a fair value as of the grant date of $13.78 per share disregarding forfeiture assumptions. Mr. Stang also had options to purchase an aggregate of 40,000 shares outstanding as of December 31, 2011.

Overview of Compensation and Procedures

        No changes were made to our Board pay practices in 2011.

        In 2008, as a result of our annual review of Rambus Board pay practices and competitive positioning, changes were recommended and adopted to our Board pay practices. The Compensation Committee reviewed materials from SBCG detailing benchmark and competitive pay practices both within our peer group and across public companies in general. A decision was made to discontinue the annual equity stock option grant and replace this award with an annual RSU equity grant with an approximate fair market value equal to $160,000 at the time of grant. Our decision to denominate the annual RSU grant in terms of value instead of number of shares will help address year-over-year volatility and provides consistent alignment with our Compensation Peer Group. This revision to the director plan acknowledges their commitment of time and consultation and will continue to be benchmarked to industry and peer group compensation practices.

Summary of Director Plan

        Annual Retainer.    Each independent director receives an annual retainer of $40,000 in cash. The Chairpersons of the Board and Audit Committee each receive an additional annual retainer of $25,000. The Chairperson of the Compensation Committee receives an additional annual retainer of $20,000. The Chairperson of the Corporate Governance and Nominating Committee receives an additional annual retainer of $10,000. Each annual retainer is paid in quarterly installments. The annual retainers were not increased for 2011.

        Annual Equity Grant.    Each independent director receives an annual equity grant of such number of RSUs with an approximate fair market value equal to $160,000 at the time of grant. This annual equity grant represents a change from the annual equity grant of an option to purchase 20,000 shares of Common Stock which the independent directors previously received in 2008. This change was made after reviewing the market data of our competitors and to reflect the time commitments our independent directors are asked to make to the Company. The RSU grants vest in full at the end of a one-year period, subject to the independent director continuing to serve through each applicable vesting date. If the director discontinues service prior to the vesting of any RSU grant, the Compensation Committee may, in its discretion, permit such grant to vest pro rata for the portion of the year during which such director served.

        Initial Equity Grant.    Any newly elected independent director joining our Board of Directors will receive an initial option to purchase 40,000 shares of Common Stock when he or she is first elected as a member of the Board. The term of such options will not exceed ten years. The option grants vest over a four-year period, with one-eighth of shares subject to the option vesting six months after the date of grant and the remaining shares vesting ratably each month thereafter, subject to the independent director continuing to serve through each applicable vesting date.

        Awards granted to the independent directors under the 2006 Plan are generally not transferable, and all rights with respect to an award granted to a director or participant generally will be available during a director or participant's lifetime only to the director or participant.

        Each of the options granted to our independent directors was issued under the 1997 Plan or the 2006 Plan, which are plans that are available to all of our employees. As described under "Outstanding Equity Awards at Fiscal Year-End," the 1997 Plan provides for certain acceleration upon a "merger" of the Company, as defined under the 1997 Plan, and the 2006 Plan provides for certain acceleration upon a "change of control" of the Company, as defined under the 2006 Plan. In addition, with respect to options and any other equity awards granted to non-employee directors that are assumed or substituted for upon a change of control under the 2006 Plan, if the non-employee director is terminated other than upon a voluntary resignation, the options and other equity awards granted to such non-employee director will fully vest and be exercisable with respect to 100% of the shares subject to such options and other equity awards.

        Pursuant to stock ownership guidelines adopted by the Board in October 2006 and updated in February 2011, each independent director will be expected to accumulate and hold an equivalent value of our Common Stock of three times their annual total cash compensation and to achieve this by January 1, 2012 or five years from the date that the director joined the Board, whichever is later. Directors are expected to maintain this minimum amount of stock ownership throughout their tenure on the Board. As of December 31, 2011, all of our directors met their ownership requirements.

AUDIT COMMITTEE REPORT

        This section shall not be deemed to be "soliciting material," or to be "filed" with the SEC, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Rambus under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

Report of the Audit Committee	The following is the report of the Audit Committee of our Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2011, which include our consolidated balance sheets as of December 31, 2011 and 2010 and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the fiscal years ended December 31, 2011, 2010 and 2009, and the notes thereto.
Review with Management	The Audit Committee has reviewed and discussed our audited financial statements and management's report on internal control over financial reporting with management.
Review and Discussions with the Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with us concerning independence, as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Respectfully submitted by:	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Eric Stang (Chair) J. Thomas Bentley P. Michael Farmwald

 PERFORMANCE GRAPH

        The following graph compares the cumulative 5-year total return attained by stockholders on Rambus Inc.'s common stock relative to the cumulative total returns of the NASDAQ Composite index and the RDG Semiconductor Composite index. The graph tracks the performance of a $100 investment in our common stock and in each of the indexes (with the reinvestment of all dividends) from December 31, 2006 to December 31, 2011. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Rambus Inc., the NASDAQ Composite Index, and
the RDG Semiconductor Composite Index

*
$100 invested on 12/31/06 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

	12/06	12/07	12/08	12/09	12/10	12/11
Rambus Inc.	100.00	110.62	84.10	128.90	108.19	39.88
NASDAQ Composite	100.00	110.26	65.65	95.19	112.10	110.81
RDG Semiconductor Composite	100.00	108.66	55.09	92.66	107.41	101.03

        The stock price performance included in this graph is not necessarily indicative of future stock price performance.

 OTHER MATTERS

        The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                      BY ORDER OF THE BOARD OF DIRECTORS

Sunnyvale, California
March     , 2012

Appendix A

RAMBUS INC.

2006 EQUITY INCENTIVE PLAN

        1.    Purposes of the Plan.    The purposes of this Plan are:

    •
    to attract and retain the best available personnel for positions of substantial responsibility,

    •
    to provide incentives to individuals who perform services to the Company, and

    •
    to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

        2.    Definitions.    As used herein, the following definitions will apply:

          (a)   "Administrator" means the Committees that will be administering the Plan in accordance with Section 4 of the Plan.

          (b)   "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c)   "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

          (d)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Change in Control" means the occurrence of any of the following events:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

             (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

            (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (h)   "Committee" means a committee of independent, Outside Directors appointed by the Board in accordance with Section 4 hereof.

          (i)    "Common Stock" means the common stock of the Company.

          (j)    "Company" means Rambus Inc., a Delaware corporation, or any successor thereto.

          (k)   "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (l)    "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.

          (m)  "Director" means a member of the Board.

          (n)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (o)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (q)   "Fair Market Value" means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

          (r)   "Fiscal Year" means the fiscal year of the Company.

          (s)   "Incentive Stock Option" means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (t)    "Inside Director" means a Director who is an Employee.

          (u)   "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (v)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (w)  "Option" means a stock option granted pursuant to the Plan.

          (x)   "Outside Director" means a Director who is not an Employee.

          (y)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z)   "Participant" means the holder of an outstanding Award.

          (aa) "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (bb) "Performance Share" means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

          (cc) "Performance Unit" means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (dd) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (ee) "Plan" means this 2006 Equity Incentive Plan.

          (ff)  "Restricted Stock" means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

          (gg) "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (hh) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ii)   "Section 16(b)" means Section 16(b) of the Exchange Act.

          (jj)   "Service Provider" means an Employee, Director or Consultant.

          (kk) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (ll)   "Stock Appreciation Right" means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

          (mm)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (nn) "Successor Corporation" has the meaning given to such term in Section 15(c) of the Plan.

        3.    Stock Subject to the Plan.

          (a)    Stock Subject to the Plan.    Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 21,400,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b)    Full Value Awards.    Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.5 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

          (c)    Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) shall cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

          (d)    Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    General Administration; Multiple Administrative Bodies.    The Plan will be administered by a Committee or Committees as determined by the Board, which will be constituted to satisfy Applicable Laws. Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Section 162(m).    To the extent desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

            (iv)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

             (v)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

            (vi)  to modify or amend each Award (subject to Section 20(c) of the Plan);

           (vii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (viii)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

            (ix)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Stock Options.

          (a)    Limitations.    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

          (c)    Term of Option.    The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (d)    Option Exercise Price and Consideration.

            (i)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. The exercise price for an Option may not be reduced without the consent of the Company's stockholders. This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

            (ii)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

            (iii)    Form of Consideration.    The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

          (e)    Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

            An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

            (ii)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (iii)    Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (iv)    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

        7.    Restricted Stock.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b)    Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 200,000 Shares of Restricted Stock; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c)    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)    Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (e)    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed; provided, however, Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months; provided, further, that the Administrator may grant Awards of Restricted Stock, Restricted Stock Units and Performance Units/Shares covering up to 5% of the total number of Shares reserved for issuance under the Plan that do not satisfy the forgoing vesting requirements. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock (provided, however, that the number of Shares subject or issuable pursuant to Awards of

  Restricted Stock, Restricted Stock Units and Performance Units/Shares eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control (including any vesting acceleration provided for in Section 15(c)) or upon or in connection with a Participant's termination of service due to death, Disability or retirement.

          (f)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g)    Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        8.    Restricted Stock Units.

          (a)    Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant will receive more than an aggregate of 200,000 Restricted Stock Units; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

          (b)    Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months; provided, further, that the Administrator may grant Awards of Restricted Stock, Restricted Stock Units and Performance Units/Shares covering up to 5% of the total number of Shares reserved for issuance under the Plan that do not satisfy the forgoing vesting requirements. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units (provided, however, that the number of Shares subject or issuable pursuant to Awards of Restricted Stock, Restricted Stock Units and Performance Units/Shares eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control (including any vesting acceleration provided for in Section 15(c)) or upon or in connection with a Participant's termination of service due to death, Disability or retirement.

          (c)    Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d)    Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

          (e)    Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

        9.    Stock Appreciation Rights.

          (a)    Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

          (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The exercise price for a Stock Appreciation Right may not be reduced without the consent of the Company's stockholders. This will include, without limitation, a repricing of the Stock Appreciation Right as well as an exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for an Option, Stock Appreciation Right or other Award.

          (d)    Stock Appreciation Right Agreement.    Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e)    Expiration of Stock Appreciation Rights.    A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

          (f)    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        10.    Performance Units and Performance Shares.

          (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 200,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Shares.

          (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that Performance Units/Shares will not vest more rapidly than one-third (1/3rd) of the total number of Performance Units/Shares subject to an Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months; provided, further, that the Administrator may grant Awards of Restricted Stock, Restricted Stock Units and Performance Units/Shares covering up to 5% of the total number of Shares reserved for issuance under the Plan that do not satisfy the forgoing vesting requirements. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares (provided, however, that the number of Shares subject or issuable pursuant to Awards of Restricted Stock, Restricted Stock Units and Performance Units/Shares eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control (including any vesting acceleration provided for in Section 15(c)) or upon or in connection with a Participant's termination of service due to death, Disability or retirement.

          (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

          (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/

  Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        11.    Performance Goals.    The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement ("Performance Goals") including cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder's equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or an business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

        12.    Leaves of Absence.    Unless the Administrator provides otherwise, or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder on or after July 17, 2007, will be suspended starting on the 30th consecutive day of any unpaid leave of absence approved by the Company, with such suspension of vesting terminating upon the Participant's resumption of service with the Company. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        13.    Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

        14.    Awards to Outside Directors

          (a)    General.    All grants of Awards to Outside Directors pursuant to this Section 14 will be automatic and nondiscretionary and will be made in accordance with the following provisions, except as otherwise provided herein.

          (b)    Granting of Awards.

            (i)    Initial Award.    Each Outside Director who becomes an Outside Director after the effective date of this Plan will be automatically granted a Nonstatutory Stock Option to purchase 40,000 Shares (the "Initial Award") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive an Initial Award.

            (ii)    Subsequent Awards.    Each Outside Director will be automatically granted an Award of Restricted Stock Units on October 1 of each year; provided that he or she is then an Outside Director (a "Subsequent Award"). The number of Restricted Stock Units subject to the Subsequent Award will be determined in the sole discretion of the Board or the Administrator on or prior to the Award becoming effective on the applicable October 1 grant date.

          (c)    Terms of Initial Award.    The terms of the Initial Award will be as follows:

              (i)  The term of the Initial Award will be ten (10) years.

             (ii)  The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant. In the event that the date of grant is not a trading day, the exercise price per Share will be the Fair Market Value on the next trading day immediately following the date of grant.

            (iii)  Subject to the provisions of Section 15, 12.5% of the Shares subject to the Initial Award will vest six (6) months after the date of grant, and 1/48 of the Shares subject to the Initial Award will vest each month thereafter so that 100% of the Shares subject to the Initial Award will be vested four (4) years from the grant date, subject to the Outside Director remaining a Service Provider through each such vesting date.

          (d)    Subsequent Award.    The terms of each Subsequent Award will be as follows:

              (i)  Subject to the provisions of Section 15, the Subsequent Award will vest and become payable as to 100% of the Restricted Stock Units subject to the Award on the twelve (12) month anniversary of the date of grant, subject to the Outside Director remaining a Service Provider through such vesting date. Notwithstanding the foregoing, at any time after the grant of the Subsequent Award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout of the Restricted Stock Units subject to the Subsequent Award.

             (ii)  To the extent not in conflict with the terms of this Section 14, the other terms and conditions of the Plan will apply to any Subsequent Awards.

          (e)    Adjustments.    The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 14, including, without limitation, the number of Shares and/or the types of Awards to be granted, for Awards granted on or after the date the Administrator determines to make any such change or revision.

          (f)    Other Awards.    Nothing in this Section 14 will limit the ability of the Administrator to grant all types of Awards under the Plan (including Options) to Outside Directors in addition to the Awards that are granted to them under this Section 14.

        15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10 and 14.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Change in Control.    In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

          With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant's status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

          For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

          Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

        16.    Tax Withholding

          (a)    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b)    Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

        17.    No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

        18.    Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

        19.    Term of Plan.    Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

        20.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board or the Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        21.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        22.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

        23.    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

RAMBUS INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated April [—], 2012)

        The following constitutes the provisions of the 2006 Employee Stock Purchase Plan of Rambus Inc.

        1.    Purpose.    The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated Contributions (as defined in Section 2(h) below). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

        2.     Definitions.

          (a)   "Administrator" means the Board or any committee designated by the Board to administer the Plan pursuant to Section 14.

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Change of Control" means the occurrence of any of the following events:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

             (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

            (iii)  The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

            (iv)  A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23 hereof), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

          (d)   "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (e)   "Common Stock" means the common stock of the Company.

          (f)    "Company" means Rambus Inc., a Delaware corporation.

          (g)   "Compensation" means an Employee's base straight time gross earnings, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

          (h)   "Contributions" means the payroll deductions and other additional payments to the Company that the Company may permit to be made by a participant to fund the exercise of options granted pursuant to the Plan.

          (i)    "Designated Subsidiary" means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

          (j)    "Director" means a member of the Board.

          (k)   "Employee" means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and (1) day following the start of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that the definition of Employee will or will not include an individual if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (4) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering.

          (l)    "Employer" means any one or all of the Company and its Designated Subsidiaries.

          (m)  "Enrollment Date" means the first Trading Day of each Offering Period.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

          (o)   "Exercise Date" means the first Trading Day on or after May 1 and November 1 of each year.

          (p)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

            (iii)  In the absence of an established market for the Common Stock, its Fair Market Value will be determined in good faith by the Administrator.

          (q)   "Offering" means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of this Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

          (r)   "Offering Periods" means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the first Trading Day on or after the May 1 and November 1 Offering Period commencement date approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (s)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (t)    "Plan" means this 2006 Employee Stock Purchase Plan.

          (u)   "Purchase Price" means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

          (v)   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (w)  "Trading Day" means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

        3.     Eligibility.

          (a)    Offering Periods.    Any individual who is an Employee as of the Enrollment Date of any Offering Period will be eligible to participate in such Offering Period, subject to the requirements of Section 5. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

          (b)    Limitations.    Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

        4.    Offering Periods.    The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.    Participation.    An Employee who is eligible to participate in the Plan pursuant to Section 3(a) may become a participant by (i) submitting to the Company's payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

        6.     Contributions.

          (a)   At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each payday or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each such payday. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period, provided that payment through means other than payroll deductions shall be permitted only if the participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (b)   Payroll deductions authorized by a participant will commence on the first payday following the Enrollment Date and will end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

          (c)   All Contributions made for a participant will be credited to his or her account under the Plan and will be made in whole percentages only. A participant may not make any additional payments into such account.

          (d)   A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company's payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that unless the Administrator provides otherwise, a participant may reduce, but not increase, his or her Contribution rate during an Offering Period for that Offering Period (it being understood that a participant may increase the Contribution rate for future Offering Periods prior to the commencement of any such Offering Period). If a participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

          (e)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant's Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, Contributions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

          (f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, and (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.

          (g)   At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee. In addition, the Company or the Employer, may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

        7.    Grant of Option.    On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on the Exercise Date(s) of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event will a participant be permitted to purchase during each Offering Period more than five thousand (5,000) shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

        8.     Exercise of Option.

          (a)   Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a participant's account which are not sufficient to purchase a full share will be returned to the participant. Any other funds left over in a participant's account after the Exercise Date will be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

          (b)   Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and either (x) continue any Offering Period then in effect, or (y) terminate any Offering Period then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

        9.    Delivery.    As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

        10.   Withdrawal.

          (a)   Under procedures established by the Administrator, a participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company's payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant's Contributions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

          (b)   A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11.    Termination of Employment.    Upon a participant's ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant's account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment will be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        12.    Interest.    No interest will accrue on the Contributions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

        13.   Stock.

          (a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 3,100,000 shares of Common Stock.

          (b)   Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

        14.    Administration.    The Board or a committee of members of the Board who will be appointed from time to time by, and will serve at the pleasure of, the Board, will administer the Plan. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). Unless otherwise determined by the Administrator, the Employees eligible to participate in each such sub-plan will participate in a separate Offering. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) will, to the full extent permitted by law, be final and binding upon all parties.

        15.   Designation of Beneficiary.

          (a)   A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

          (b)   The participant may change such designation of beneficiary at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (c)   All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

        16.    Transferability.    Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

        17.    Use of Funds.    The Company may use all Contributions received or held by the Company under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions, except under Offerings in which applicable local law requires that Contributions to the Plan by participants be segregated from the Company's general corporate funds and/or deposited with an independent third party for participants in non-U.S. jurisdictions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares.

        18.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

        19.   Adjustments, Dissolution, Liquidation or Change of Control.

          (a)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Administrator will adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date"), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date will be before the date of the Company's proposed dissolution or liquidation. The Board will notify each participant in writing or electronically, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

          (c)    Change of Control.    In the event of a Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Period then in progress will end on the New Exercise Date. The New Exercise Date will be before the date of the Company's proposed Change of Control. The Board will notify each participant in writing or electronically, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

        20.   Amendment or Termination.

          (a)   The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination or suspension of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

          (b)   Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

          (c)   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

              (i)  amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

             (ii)  altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

            (iii)  shortening any Offering Period so that such Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

            (iv)  reducing the maximum percentage of Compensation a participant may elect to set aside as Contributions; and

             (v)  reducing the maximum number of Shares a participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

        21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    Conditions Upon Issuance of Shares.    Shares of Common Stock will not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23.    Term of Plan.    The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20.

SAMPLE SUBSCRIPTION AGREEMENT

 RAMBUS INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)
1.
                                  hereby elects to participate in the Rambus Inc. 2006 Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2.
I hereby authorize payroll deductions from each paycheck in the amount of        % of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.
I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.
I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Plan.

5.
Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of Employee or Employee and Spouse only.

6.
I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.
I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.
In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and/or shares due me under the Plan:

NAME: (Please print)

	(First)	(Middle)	(Last)

Relationship

Percentage Benefit	(Address)

NAME: (please print)

	(First)	(Middle)	(Last)

Relationship

Percentage of Benefit	(Address)

Employee's Social Security Number:
Employee's Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse's Signature (If beneficiary other than spouse)

SAMPLE WITHDRAWAL NOTICE

 RAMBUS INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

        The undersigned participant in the Offering Period of the Rambus Inc. 2006 Employee Stock Purchase Plan which began on                                     ,                         (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: